                                                                     EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      INTERNATIONAL MULTIFOODS CORPORATION,

                           MIX ACQUISITION CORPORATION

                                       and

                            THE J. M. SMUCKER COMPANY







                            Dated as of March 7, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


ARTICLE I      THE MERGER....................................................2

      Section 1.1 The Merger.................................................2
      Section 1.2 Closing....................................................2
      Section 1.3 Effective Time.............................................2
      Section 1.4 Effects of the Merger......................................2
      Section 1.5 Certificate of Incorporation and By-Laws...................2
      Section 1.6 Directors and Officers of the Surviving Corporation........2


ARTICLE II     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES AND
               PAYMENT.......................................................3

      Section 2.1 Effect on Capital Stock....................................3

            (a)   Merger Sub's Common Stock..................................3
            (b)   Cancellation of Treasury Stock and Owned Stock.............3
            (c)   Conversion of Company Common Stock.........................3
            (d)   Cash Consideration Adjustment..............................4

      Section 2.2 Exchange of Certificates...................................4

            (a)   Exchange Agent.............................................4
            (b)   Exchange Procedures........................................5
            (c)   Distributions with Respect to Unexchanged Shares...........5
            (d)   No Further Ownership Rights in Company Common Stock........6
            (e)   No Fractional Shares.......................................6
            (f)   Termination of Exchange Fund...............................7
            (g)   No Liability...............................................7
            (h)   Investment of Exchange Fund................................7
            (i)   Lost Certificates..........................................7

      Section 2.3 Certain Adjustments........................................7
      Section 2.4 Dissenters' Rights.........................................8
      Section 2.5 Further Assurances.........................................8
      Section 2.6 Withholding Rights.........................................8

ARTICLE III    REPRESENTATIONS AND WARRANTIES................................8

      Section 3.1 Representations and Warranties of Company..................8

            (a)   Organization, Standing and Corporate Power.................9

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                               TABLE OF CONTENTS
                                  (continued)

            (b)   Subsidiaries...............................................9
            (c)   Capital Structure.........................................10
            (d)   Authority; Noncontravention...............................11
            (e)   SEC Reports and Financial Statements; Undisclosed
                  Liabilities...............................................12
            (f)   Information Supplied......................................13
            (g)   Absence of Certain Changes or Events......................13
            (h)   Compliance with Applicable Laws; Litigation;
                  Regulatory Matters........................................16
            (i)   Employee Benefit Plans....................................17
            (j)   Taxes.....................................................21
            (k)   Voting Requirement........................................22
            (l)   State Takeover Statutes...................................22
            (m)   Brokers...................................................22
            (n)   Ownership of Parent Common Stock..........................22
            (o)   Environmental Matters.....................................23
            (p)   Real Property; Assets.....................................25
            (q)   Intellectual Property.....................................26
            (r)   Opinion of Financial Advisor..............................27
            (s)   Labor Agreements and Employee Issues......................28
            (t)   The Company Rights Agreement..............................28
            (u)   Certain Contracts.........................................28
            (v)   Insurance.................................................29
            (w)   Acquisitions and Divestitures.............................29
            (x)   Affiliate Transactions....................................29

      Section 3.2 Representations and Warranties of Parent and Merger
                  Sub.......................................................30

            (a)   Organization, Standing and Corporate Power................30
            (b)   Subsidiaries..............................................30
            (c)   Capital Structure.........................................31
            (d)   Authority; Noncontravention...............................32
            (e)   SEC Reports and Financial Statements; Undisclosed
                  Liabilities...............................................33
            (f)   Information Supplied......................................34
            (g)   Absence of Certain Changes or Events......................34

                               TABLE OF CONTENTS
                                  (continued)


            (h)   Compliance with Applicable Laws; Litigation;
                  Regulatory Matters........................................35
            (i)   Employee Benefit Plans....................................36
            (j)   Taxes.....................................................39
            (k)   Voting Requirement........................................40
            (l)   State Takeover Statutes...................................40
            (m)   Brokers...................................................41
            (n)   Ownership of Company Common Stock.........................41
            (o)   Environmental Matters.....................................41
            (p)   Real Property; Assets.....................................42
            (q)   Intellectual Property.....................................43
            (r)   Opinion of Financial Advisor..............................44
            (s)   Labor Agreements and Employee Issues......................44
            (t)   Parent Rights Agreement...................................45
            (u)   Insurance.................................................45
            (v)   Affiliate Transactions....................................45
            (w)   Availability of Funds.....................................45
            (x)   Merger Sub................................................45


ARTICLE IV     COVENANTS RELATING TO CONDUCT OF BUSINESS....................45

      Section 4.1 Conduct of Business.......................................45

            (a)   Conduct of Business by the Company........................46
            (b)   Conduct of Business by Parent.............................48
            (c)   Conduct of Business by Merger Sub.........................50
            (d)   Other Actions.............................................50
            (e)   Advice of Notices.........................................50

      Section 4.2 No Solicitation by the Company............................50

            (a)   Company Takeover Proposal.................................50
            (b)   Definitions...............................................51
            (c)   Actions by the Company....................................52
            (d)   Notice of Company Takeover Proposal.......................52
            (e)   Rule 14e-2(a) and Rule 14d-9..............................52
            (f)   Return or Destruction of Confidential Information.........53

                               TABLE OF CONTENTS
                                  (continued)


ARTICLE V      ADDITIONAL AGREEMENTS........................................53

      Section 5.1 Preparation of the Form S-4 Proxy Statement;
                  Shareholders Meetings.....................................53

            (a)   Form S-4; Proxy Statement.................................53
            (b)   Company Obligations.......................................54
            (c)   Parent Obligations........................................54
            (d)   Company Shareholders Meeting..............................54
            (e)   Parent Shareholders Meeting...............................55

      Section 5.2 Letters of the Company's Accountants......................55
      Section 5.3 Letters of Parent's Accountants...........................55
      Section 5.4 Access to Information; Confidentiality....................55
      Section 5.5 Reasonable Best Efforts; Cooperation......................56

            (a)   Reasonable Best Efforts...................................56
            (b)   No Takeover Statutes Apply................................56
            (c)   Opinions Regarding Tax Treatment..........................56
            (d)   Significant Developments..................................56
            (e)   Compliance with HSR Act...................................57
            (f)   Compliance with the Canadian Act..........................57

      Section 5.6 Stock Plans and Company Stock Options.....................58

            (a)   Assumption of Company Stock Options.......................58
            (b)   Reservation of Option Shares..............................58
            (c)   Restricted Stock..........................................59
            (d)   Restricted Stock Units....................................59

      Section 5.7 Indemnification, Assumption...............................59

            (a)   Rights Assumed by Surviving Corporation...................59
            (b)   Successors and Assigns of Surviving Corporation...........59
            (c)   Continuing Coverage.......................................59
            (d)   Intended Beneficiaries....................................60
            (e)   Key Employee Arrangements.................................60

      Section 5.8 Fees and Expenses.........................................60

            (a)   Division of Fees and Expenses.............................60
            (b)   Event of Termination......................................60

                               TABLE OF CONTENTS
                                  (continued)


      Section 5.9 Public Announcements......................................61
      Section 5.10 Affiliates...............................................61
      Section 5.11 NYSE Listing ............................................61
      Section 5.12 Shareholder Litigation...................................61
      Section 5.13 Tax Treatment............................................62
      Section 5.14 Transition...............................................62
      Section 5.15 Section 16(b)............................................62

            (a)   Approval of Acquisitions by Parent's Board................62
            (b)   Approval of Dispositions by Company's Board...............62
            (c)   Content of Approval.......................................63

      Section 5.16 Employee Benefit Matters.................................63
      Section 5.17 Reports..................................................63
      Section 5.18 Confidentiality Agreement................................63
      Section 5.19 No Acquisition of Company Capital Stock..................63
      Section 5.20 Maintenance of Insurance Coverage........................63

ARTICLE VI     CONDITIONS PRECEDENT.........................................64

      Section 6.1 Conditions to Each Party's Obligation to Effect the
                  Merger....................................................64

            (a)   Shareholder Approvals.....................................64
            (b)   Governmental and Regulatory Approvals.....................64
            (c)   No Injunctions or Restraints..............................64
            (d)   Form S-4; Proxy Statement.................................64
            (e)   NYSE Listing..............................................64
            (f)   HSR Act and Foreign Antitrust Laws........................64

      Section 6.2 Conditions to Obligations of Parent and Merger Sub........65

            (a)   Representations and Warranties............................65
            (b)   Performance of Obligations of the Company.................65
            (c)   Tax Opinion...............................................65
            (d)   No Material Adverse Change................................65
            (e)   Officer's Certificate.....................................65

      Section 6.3 Conditions to Obligations of the Company..................66

            (a)   Representations and Warranties............................66
            (b)   Performance of Obligations of Parent and Merger Sub.......66

                               TABLE OF CONTENTS
                                  (continued)

            (c)   Tax Opinion...............................................66
            (d)   No Material Adverse Change................................66
            (e)   Officer's Certificate.....................................66


ARTICLE VII    TERMINATION, AMENDMENT AND WAIVER............................66

      Section 7.1 Termination...............................................66

            (a)   Termination by Mutual Consent.............................66
            (b)   Termination by Parent or the Company......................66
            (c)   Termination by Parent.....................................67
            (d)   Termination by the Company................................67

      Section 7.2 Effect of Termination.....................................68
      Section 7.3 Amendment.................................................68
      Section 7.4 Extension; Waiver.........................................69

ARTICLE VIII   EMPLOYEE BENEFIT MATTERS AFTER THE EFFECTIVE TIME............69

      Section 8.1 Benefits for Full-Time Employees..........................69
      Section 8.2 Eligibility on or after Effective Time....................69

ARTICLE IX     GENERAL PROVISIONS...........................................70

      Section 9.1 Nonsurvival of Representations and Warranties.............70
      Section 9.2 Notices...................................................70
      Section 9.3 Interpretation............................................71
      Section 9.4 Counterparts..............................................72
      Section 9.5 Entire Agreement; No Third-Party Beneficiaries............72
      Section 9.6 Governing Law.............................................72
      Section 9.7 Assignment................................................72
      Section 9.8 Consent to Jurisdiction...................................73
      Section 9.9 Specific Enforcement......................................73
      Section 9.10 Severability.............................................73
      Section 9.11 Disclosure Letters.......................................73

                                    EXHIBITS

Exhibit A     Affiliate Letter


                             TABLE OF DEFINED TERMS

TERM                                                                 PAGE
----                                                                 ----

ACQUISITION AGREEMENT.................................................52
ADJUSTMENT EVENT.......................................................7
AFFILIATE.............................................................72
AGREEMENT..............................................................1
AVERAGE CLOSING PRICE..................................................4
BUSINESS DAY...........................................................2
CANADA ACT............................................................17
CANADIAN ACT..........................................................12
CANADIAN CLEARANCE....................................................65
CANADIAN FILING.......................................................57
CASH CONSIDERATION.....................................................3
CERTIFICATE OF MERGER..................................................2
CLOSING................................................................2
CLOSING DATE...........................................................2
CODE...................................................................1
COMPANY................................................................1
COMPANY ADVERSE RECOMMENDATION CHANGE.................................52
COMPANY BALANCE SHEET.................................................13
COMPANY BENEFIT PLANS.................................................17
COMPANY CERTIFICATE....................................................4
COMPANY COMMON STOCK...................................................1
COMPANY CONTRACT......................................................29
COMPANY DISCLOSURE LETTER..............................................9
COMPANY ENTITIES.......................................................9
COMPANY FOREIGN PLAN..................................................17
COMPANY RIGHTS........................................................10
COMPANY RIGHTS AGREEMENT..............................................10
COMPANY SEC DOCUMENTS.................................................12
COMPANY SHAREHOLDER APPROVAL..........................................22
COMPANY SHAREHOLDERS MEETING..........................................54
COMPANY STOCK OPTIONS.................................................10
COMPANY STOCK PLANS...................................................10
COMPANY STOCK PURCHASE PLAN...........................................10
COMPANY SUBSIDIARIES...................................................9
COMPANY SUBSIDIARY.....................................................9
COMPANY TAKEOVER PROPOSAL.............................................51

TERM                                                                 PAGE
----                                                                 ----

COMPANY'S BANKER......................................................22
CONFIDENTIALITY AGREEMENt.............................................55
CONSTITUENT CORPORATIONS...............................................2
DGCL...................................................................1
DISSENTING SHAREHOLDER.................................................8
DISSENTING SHARES......................................................8
EFFECTIVE TIME.........................................................2
ENVIRONMENT...........................................................24
ENVIRONMENTAL CLAIM...................................................24
ENVIRONMENTAL CONDITION...............................................25
ENVIRONMENTAL LAWS....................................................24
ENVIRONMENTAL PERMIT..................................................25
ERISA.................................................................17
ERISA AFFILIATE.......................................................18
EXCHANGE ACT...........................................................9
EXCHANGE AGENT.........................................................4
EXCHANGE FUND..........................................................4
EXCHANGE RATIO.........................................................3
FIRST PREFERRED STOCK..................................................9
FOOD, DRUG AND COSMETICS ACT..........................................17
FOREIGN ANTITRUST LAWS................................................12
FORM S-4..............................................................13
FULL-TIME EMPLOYEES...................................................69
GAAP..................................................................12
GOVERNMENTAL ENTITY...................................................11
HAZARDOUS SUBSTANCE...................................................24
HSR ACT...............................................................11
INDEMNIFIED PARTIES...................................................59
INTELLECTUAL PROPERTY.................................................26
KNOWLEDGE.............................................................71
LAW...................................................................25
LEASED REAL PROPERTY..................................................25
LEASES................................................................26
LICENSED INTELLECTUAL PROPERTY........................................27
LIENS.................................................................72
MATERIAL ADVERSE CHANGE...............................................72
MATERIAL ADVERSE EFFECT...............................................72
MERGER.................................................................1
MERGER CONSIDERATION...................................................3
MERGER SUB.............................................................1
MERGER SUB COMMON STOCK................................................3
MULTIEMPLOYER PLAN....................................................19
MULTIPLE EMPLOYER PLAN................................................19
NOTICE OF SUPERIOR PROPOSAL...........................................68
NYSE...................................................................4
OPTION CALCULATION SHARES.............................................58
OWNED INTELLECTUAL PROPERTY...........................................26

TERM                                                                 PAGE
----                                                                 ----

OWNED REAL PROPERTY...................................................25
PARENT.................................................................1
PARENT BALANCE SHEET..................................................34
PARENT BENEFIT PLANS..................................................36
PARENT COMMON STOCK....................................................1
PARENT DISCLOSURE LETTER..............................................30
PARENT ENTITIES.......................................................30
PARENT FOREIGN PLAN...................................................36
PARENT INTELLECTUAL PROPERTY..........................................43
PARENT LEASED REAL PROPERTY...........................................42
PARENT LEASES.........................................................42
PARENT LICENSED INTELLECTUAL PROPERTY.................................43
PARENT OWNED INTELLECTUAL PROPERTY....................................43
PARENT OWNED REAL PROPERTY............................................42
PARENT PREFERRED STOCK................................................31
PARENT RIGHTS.........................................................31
PARENT RIGHTS AGREEMENT...............................................31
PARENT SEC DOCUMENTS..................................................33
PARENT SHAREHOLDER APPROVAL...........................................40
PARENT SHAREHOLDERS AGREEMENT..........................................1
PARENT SHAREHOLDERS MEETING...........................................55
PARENT STOCK OPTIONS..................................................31
PARENT SUBSIDIARIES...................................................30
PARENT SUBSIDIARY.....................................................30
PARENT'S BANKER.......................................................41
PBGC..................................................................19
PCBS..................................................................24
PERMITS...............................................................16
PERMITTED INVESTMENTS..................................................4
PERMITTED LIENS.......................................................72
PERSON................................................................71
POST-CLOSING TAX PERIOD...............................................21
PRE-CLOSING TAX PERIOD................................................21
PREFERRED STOCK........................................................9
PROXY STATEMENT.......................................................11
RECENT PARENT SEC REPORTS.............................................41
RECENT SEC REPORTS....................................................23
RELEASE...............................................................25
REPRESENTATIVES.......................................................50
RESTRAINTS............................................................64
RULING................................................................40
SEC...................................................................11
SECURITIES ACT........................................................12
SERIES A PREFERRED STOCK...............................................9
STOCK CONSIDERATION....................................................3
STOCK ISSUANCE........................................................32
SUBSIDIARY............................................................72

TERM                                                                 PAGE
----                                                                 ----

SUPERIOR PROPOSAL.....................................................51
SURVIVING CORPORATION..................................................2
TAKEOVER STATUTE......................................................22
TAX...................................................................22
TAX CERTIFICATES......................................................56
TAX RETURN............................................................22
TAXES.................................................................22
TERMINATION DATE......................................................66
TERMINATION FEE.......................................................60
TRADING DAY............................................................4
TRANSFEREE.............................................................5

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 7, 2004, by and among The J. M. Smucker Company, an Ohio corporation ("PARENT"), MIX Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent ("MERGER SUB"), and International Multifoods Corporation, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that a business combination between Parent and the Company is advisable, fair to and in the best interests of their respective companies and shareholders and accordingly have agreed to effect the merger of the Company with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby the separate corporate existence of the Company shall cease and each issued and outstanding share of common stock, par value $0.10 per share, of the Company ("COMPANY COMMON STOCK"), other than Dissenting Shares (as defined in Section 2.4) and any shares of Company Common Stock owned by Parent or any direct or indirect subsidiary of Parent or held in the treasury of the Company, will be converted into the right to receive shares of common stock, no par value per share, of Parent ("PARENT COMMON STOCK"), and cash as provided in Section 2.1 of this Agreement;

      WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

      WHEREAS, simultaneously with execution of this Agreement, certain shareholders of Parent named therein have entered into that certain Parent Shareholders Agreement dated as of the date hereof with the Company (the "PARENT SHAREHOLDERS AGREEMENT"), which includes, among other things, an irrevocable proxy granting to the Company the right to vote all of the Parent Common Stock of such Parent Shareholders in favor of the issuance of Parent Common Stock in the Merger;

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company will be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3) and the separate corporate existence of the Company will thereupon cease. Following the Effective Time, Merger Sub will be the surviving corporation (the "SURVIVING CORPORATION"). The Company and Merger Sub are sometimes referred to in this Agreement as the "CONSTITUENT CORPORATIONS."

      Section 1.2 Closing. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., Minneapolis time on the second Business Day after satisfaction or waiver (subject to applicable Law (as defined in Section 3.1(o)(vii)(H)) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of those conditions) set forth in Article VI, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location to which the parties to this Agreement agree in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." "BUSINESS DAY" means any day other than Saturday, Sunday or any federal holiday.

      Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date or on such later date as shall be agreed to by the parties to this Agreement, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement and (ii) make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Company, Parent and Merger Sub agree and as is specified in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "EFFECTIVE TIME").

      Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-laws of Merger Sub, as in effect immediately before the Effective Time, will be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation (with such changes thereto as the parties may agree), until thereafter changed or amended as provided therein or by applicable Law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall state "The name of the corporation is International Multifoods Corporation."

      Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving

Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT

      Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

      (a) Merger Sub's Common Stock. Each share of Merger Sub's common stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"), outstanding immediately prior to the Effective Time will remain outstanding as one fully paid and nonassessable share of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

      (b) Cancellation of Treasury Stock and Owned Stock. Each share of Company Common Stock that is owned by Parent or any direct or indirect subsidiary of Parent immediately prior to the Effective Time and any Company Common Stock held in the treasury of the Company immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

      (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4) that are owned by Dissenting Shareholders (as defined in Section 2.4) that have properly exercised appraisal rights pursuant to Section 262 of the DGCL) will automatically be converted into the right to receive from Parent
(i) a number of fully paid, nonassessable shares of Parent Common Stock equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION") and (ii) $5 in cash without interest from Parent, subject to adjustment as set forth in Section 2.1(d) (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION"), prorated for fractional shares, if any, of Company Common Stock. The "EXCHANGE RATIO" shall be equal to the quotient (rounded to four decimal places) of $20 divided by the Average Closing Price (as defined below) of Parent Common Stock; provided, however, that if, based on the Exchange Ratio, Parent would be required to issue pursuant to this Section 2.1(c) greater than 19.9% of the Parent Common Stock outstanding immediately prior to such issuance, the Exchange Ratio shall be adjusted such that the number of shares of Parent Common Stock issuable pursuant to this Section 2.1(c) shall not exceed 19.9% of Parent Common Stock outstanding immediately prior to such issuance. Computations to be rounded to four decimal places shall be rounded to the next highest ten thousandth if the computation initially shall be exactly halfway between the next lowest and next highest ten thousandth. All Company

Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such Company Common Stock ("COMPANY CERTIFICATE") shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Company Common Stock become entitled in accordance with this Article II upon the surrender of such Company Certificate. "AVERAGE CLOSING PRICE" means the average of the per share closing prices of Parent Common Stock as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days (as defined below) in the period ending with the Trading Day immediately preceding the Closing Date. "TRADING DAY" means a day on which the New York Stock Exchange, Inc. ("NYSE") is open for trading and on which the Parent Common Stock was traded.

      (d) Cash Consideration Adjustment. In the event the Exchange Ratio is adjusted pursuant to the proviso contained in the second sentence of Section 2.1(c), the Cash Consideration will be adjusted upward by an amount equal to the difference between (a) $25 minus (b) the sum of (i) the Exchange Ratio as adjusted pursuant to such proviso multiplied by the Average Closing Price plus
(ii) $5.

      Section 2.2.Exchange of Certificates.

      (a) Exchange Agent. Computershare Institutional Services, LLC will act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing cash and certificates for Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock, to the Company shareholders (the "EXCHANGE AGENT"). As of the Effective Time, Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall irrevocably (except as provided in Section 2.2(f)) deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, all cash and certificates representing the shares of Parent Common Stock (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date on or after the Effective Time, and any cash proceeds thereof being hereinafter referred to as the "EXCHANGE FUND") payable or issuable pursuant to Section 2.1 (assuming that all Dissenting Shares will lose the right of appraisal) and
Section 2.2(e) in exchange for outstanding shares of Company Common Stock. Additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments of Cash Consideration or for fractional shares or Dissenting Shares shall be provided by Parent and shall become part of the Exchange Fund. The Exchange Fund may not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed by the Company and Parent before the Effective Time. All cash deposited with the Exchange Agent shall be invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $100,000,000 ("PERMITTED INVESTMENTS") or in money market funds that are invested solely in such Permitted Investments; provided, that the maturities of Permitted

Investments shall be such as to permit the Exchange Agent to make prompt payments to persons entitled thereto pursuant to this Section 2.2.

      (b) Exchange Procedures.

                  (i) As soon as reasonably practicable after the Effective
            Time, the Exchange Agent will mail to each holder of record of a Company Certificate whose shares of Company Common Stock were converted into the right to receive Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent and the Company may specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration.

                  (ii) After the Effective Time, and upon surrender in
            accordance with Section 2.2(b)(i) of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive therefor pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered (the "TRANSFEREE") if such Company Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Company Certificate converted pursuant to Section 2.1(c) will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby, and, in the case of Company Certificates representing Company Common Stock, no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange

Agent and will be included in the Exchange Fund, in each case until the surrender of such Company Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and, in the case of Company Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

      (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Company Certificates in accordance with the terms of this Article II, together with the Cash Consideration (and any cash paid pursuant to Section 2.2(e)) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

      (e) No Fractional Shares.

            (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or distribution on or with respect to Parent Common Stock will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

            (ii) In lieu of the issuance of fractional shares, the Exchange Agent shall sell such number of whole shares of Parent Common Stock in the open market in order to pay each holder of Company Common Stock entitled to receive a fractional share, after aggregating all fractional shares to which a holder of Company Common Stock would otherwise be entitled, of Parent Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Average Closing Price.

            (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates for one year after the Effective Time will be delivered to Parent, upon demand, and any holders of the Company Certificates who have not theretofore complied with this
Article II may thereafter look only to Parent or the Surviving Corporation for payment of their claim for Stock Consideration, any dividends or distributions with respect to Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and Cash Consideration, provided that the Surviving Corporation shall continue to be liable for any payments required to be made thereafter pursuant to Section 262 of the DGCL and Section 2.4 hereof.

      (g) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis within the guidelines set forth in Section 2.2(a). Any interest and other income resulting from such investments will be paid to Parent.

      (i) Lost Certificates. If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

      Section 2.3 Certain Adjustments. If after the date of this Agreement and at or prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an "ADJUSTMENT EVENT"), each of the Exchange Ratio, Stock Consideration and the Cash Consideration will be adjusted accordingly, without duplication, to provide to the holders of Company Common Stock the same economic effect and percentage ownership of Parent Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, stock split, subdivision, combination, exchange or dividend or similar event. Nothing stated herein shall permit Parent or the Company to take any action that is prohibited under this Agreement.

      Section 2.4 Dissenters' Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal must have been properly demanded in accordance with Section 262 of the DGCL ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a "DISSENTING SHAREHOLDER") withdraws his, her or its demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws (in accordance with Section 262(k) of the DGCL) his, her or its demand for such appraisal or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted into and represent the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal. Parent shall conduct all negotiations and proceedings with respect to demands for appraisal under the DGCL and the Company will be entitled to participate in such negotiations only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Dissenting Shares, compromise or offer to settle or settle any such demands or approve any withdrawal of any such demands.

      Section 2.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      Section 2.6 Withholding Rights. The Surviving Corporation, Parent or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of Company. Except as otherwise set forth in the Company Disclosure Letter (as defined in Section 3.1(b)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

      (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company Subsidiaries (as defined in Section 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other applicable entity power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not have or result in a material adverse effect on the Company. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have or result in a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to date.

      (b) Subsidiaries. Section 3.1(b) of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), sets forth all the subsidiaries of the Company (each a "COMPANY SUBSIDIARY," collectively, the "COMPANY SUBSIDIARIES," and together with the Company, the "COMPANY ENTITIES"), specifying those that are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")). All outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens (as defined in Section 9.3) and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except, in the case of clauses (ii) and (iii), for any Liens or restrictions that, individually or in the aggregate, would not have or result in a material adverse effect on the Company. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.

      (c) Capital Structure. The authorized capital stock of the Company consists entirely of 50,000,000 shares of Company Common Stock, 10,000,000 shares of Preferred Capital Stock, par value $1.00 per share ("PREFERRED STOCK"), of which 500,000 shares have been designated as Series A Junior Participating Preferred Capital Stock (the "SERIES A PREFERRED STOCK"), and 200,000 shares of Cumulative Redeemable Sinking Fund First Preferred Capital Stock, par value $100 per share ("FIRST PREFERRED STOCK"), of which (i) 15,032 shares have been designated Four Percent Series A First Preferred Stock, (ii) 3,902 shares have been designated Four and One-Fourth Percent Series C First Preferred Stock, (iii) 9,365 shares have been designated Four and One-Half Percent Series D First Preferred Stock, and (iv) 15,712 shares have been designated as Five and One-Fourth Percent Series E First Preferred Stock. At the close of business on February 28, 2004: (i) 19,340,185 shares of Company Common Stock were issued and outstanding (including 69,794 shares of restricted stock of Company Common Stock including shares of Company Common Stock held by the trust formed pursuant to the Company Stock Purchase Plan (as defined below) and held by the trust formed pursuant to the Employees' Voluntary Investment and Savings Plan of the Company and excluding 2,503,447 shares of Company Common Stock held in the treasury of the Company); (ii) no shares of Preferred Stock or First Preferred Stock were issued or outstanding; and (iii) 1,918,063 shares of Company Common Stock were subject to outstanding employee or director stock options to purchase Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") and 180,550 shares of Company Common Stock were issuable pursuant to outstanding restricted stock units, in each case granted under the Company's 1997 Stock-Based Incentive Plan, its Amended and Restated 1989 Stock-Based Incentive Plan and its 1986 Stock Option Incentive Plan (the "COMPANY STOCK PLANS"). Section 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Company Stock Options, restricted stock, restricted stock units, deferred shares, stock units and other stock awards and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders, in each case as of the date of this Agreement. Each share of Company Common Stock carries with it an associated share purchase right (collectively, the "COMPANY RIGHTS") issued pursuant to the Share Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, dated as of September 15, 2000 (the "COMPANY RIGHTS AGREEMENT"), which entitles the holder thereof to purchase, on the occurrence of certain events, Company Common Stock or Series A Preferred Stock. Participants in the Stock Purchase Plan of Robin Hood Multifoods Inc. (the "COMPANY STOCK PURCHASE PLAN") have the right to purchase shares of Company Common Stock pursuant to the terms of such plan. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except as set forth in this Section 3.1(c), (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities of the Company, (2) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (3) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (B) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are not issued, reserved for issuance or outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, or (iii) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment pursuant to any unpaid earnout or similar agreement contained in any business acquisition agreement based on the revenues, earnings or other performance measurement of the Company or any Company Subsidiary.

      (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Company Shareholder Approval (as defined in Section 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any Law applicable to any of the Company Entities or their respective properties or assets or any judgment, order or decree to which any of the Company Entities or their respective properties or assets have been specifically identified as subject, other than, in the case of clauses (ii) and (iii), any such breaches, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have or result in a material adverse effect on the Company and that would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, provincial or local or foreign government, court or administrative, regulatory or other governmental agency, commission or authority (each, a "GOVERNMENTAL ENTITY") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholders Meeting and the Parent Shareholders Meeting (each as defined in
Section 5.1) (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"); (iv) filings required under the antitrust and competition laws of foreign countries ("FOREIGN ANTITRUST LAWS"), including the Canadian Competition Act (the "CANADIAN ACT"), which are set forth on
Section 3.1(d) of the Company Disclosure Letter; and (v) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not have or result in a material adverse effect on the Company and would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company does not operate as a transportation company or publishing company.

      (e) SEC Reports and Financial Statements; Undisclosed Liabilities.

            (i) The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, with the SEC since March 1, 2002 (as such reports, schedules, forms, statements and documents have been amended or supplemented since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or if amended or supplemented prior to the date of this Agreement, as of the date of the last such amendment or supplement, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed, or (if amended or supplemented) as of the date of such amendment or supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of interim financial statements, to normal year-end audit adjustments), except that the interim financial statements do not contain all of the footnote disclosures required by GAAP. No Company Subsidiary is required to make any filings with the SEC. Except (A) as and to the extent reflected in or reserved against in such financial statements, including the notes thereto, (B) obligations and liabilities incurred in the ordinary course of business since the date of the most recent balance sheet contained in the Company SEC Documents filed prior to the date hereof, (C) obligations and liabilities disclosed pursuant to any other representation or warranty set forth in this Agreement, including liabilities and obligations incurred under or pursuant to Company

      Benefit Plans or Company Foreign Plans disclosed in Section 3.1(i)(i) of the Company Disclosure Letter, Leases made available to Parent pursuant to
      Section 3.1(p)(ii), collective bargaining agreements or other agreements disclosed in Section 3.1(s) of the Company Disclosure Letter and Contracts, agreements, commitments and arrangements disclosed in Section 3.1(u) of the Company Disclosure Letter, (D) other contracts, agreements and contractual commitments and arrangements that do not constitute Company Contracts, Leases, Company Benefit Plans or Company Foreign Plans and (E) obligations and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company or any Company Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) as of the date of this Agreement that would have or result in a material adverse effect on the Company.

      (f) Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and Parent's shareholders or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to information contained or incorporated by reference therein supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

      (g) Absence of Certain Changes or Events. From the date of the most recent Company balance sheet contained in the Company SEC Documents filed prior to the date hereof (the "COMPANY BALANCE SHEET") to the date of this Agreement, (i) each of the Company Entities has conducted its respective operations only in the ordinary course consistent with past practice, (ii) the Company has not suffered a material adverse change and (iii) no Company Entity has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business (except for the transactions contemplated by this Agreement). From the date of the Company Balance Sheet to the date of this Agreement the Company and the Company Subsidiaries have not:

            (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or another wholly owned Subsidiary, declared, set aside or paid any dividends on, or made any other distributions in respect of, any of its capital stock, (B) split, combined or reclassified any of its capital stock, or (C) except pursuant to agreements entered into with respect to the Company Stock Plans, purchased, redeemed or otherwise acquired any shares of capital stock of the

      Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issued, delivered, sold, pledged or otherwise encumbered or subjected to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one Company Subsidiary to the Company or any Company Subsidiary or the issuance of shares of Company Common Stock (A) upon the exercise of Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans, in each case, in accordance with their terms, (B) under the Company Stock Purchase Plan, (C) as matching contributions to the Employees' Voluntary Investment and Savings Plan of the Company, or (D) the issuance of Company Rights under the Company Rights Agreement in connection with the issuance of Company Common Stock permitted pursuant to this Agreement.

            (iii) (A) amended its Certificate of Incorporation or Bylaws (or other comparable organizational documents), (B) except as represented in
      Section 3.1(t), amended or taken any other action with respect to the Company Rights Agreement, (C) merged or consolidated with any person or
      (D) taken or failed to have taken any actions that would constitute a violation of applicable Law, except for such violations as did not result in a material adverse effect on the Company;

            (iv) sold, leased, licensed, mortgaged or otherwise encumbered or subjected to any Lien or otherwise disposed of any of its properties or assets that were material to the Company Entities taken as a whole, other than dispositions in the ordinary course of business consistent with past practice and the granting of Permitted Liens and Liens required under then existing bank agreements;

            (v) entered into commitments for capital expenditures involving more than $1,000,000 in the aggregate, except pursuant to the capital plan of the Company previously provided to Parent;

            (vi) incurred any indebtedness for money borrowed (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise), other than intercompany indebtedness, indebtedness under the Company's then existing credit agreement in a manner consistent with past practices, and other indebtedness of up to $3,500,000 in the aggregate;

            (vii) except as set forth on Section 3.1(g)(vii) of the Company Disclosure Letter, as required by Law or as required by contracts or plans entered into then in existence (and previously disclosed to Parent) and subject to Sections 3.1(g)(i) and (ii), (A) except for normal increases in salary and wages in the ordinary course of business consistent with the past practice, granted any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopted, entered into, amended or otherwise increased, repriced or accelerated the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any

      Company Benefit Plan or Foreign Plan; (C) entered into or amended any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with the then existing written policies of the Company, granted any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries (except in the ordinary course of business consistent with the Company's severance policy then in effect); or (D) paid or awarded any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any then outstanding Company Benefit Plan or Foreign Plan;

            (viii) changed the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

            (ix) acquired by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

            (x) amended any Tax Returns except as required by Law or as will not have or result in a material adverse effect on the Company or, except as did not have a material adverse effect on the Company and consistent with past practice, made or rescinded any express or deemed election or settled or compromised any claim or action relating to Taxes, or changed any of its methods of accounting or of reporting income or deductions for Tax purposes unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or by Law;

            (xi) satisfied any claims or liabilities, other than (A) the satisfaction of such claims or liabilities, in the ordinary course of business consistent with past practice, in accordance with their terms, or
      (B) the satisfaction of claims or liabilities reflected or reserved against in the financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

            (xii) made any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee or director advances for expenses in the ordinary course of business consistent with past practice;

            (xiii) other than in the ordinary course of business consistent with past practice, (A) modified, amended or terminated any material contract in a manner materially adverse to the Company or any Company Subsidiary,
      (B) waived, released, relinquished or assigned any material contract (or any of the Company's or any Company

      Subsidiary's rights thereunder), right or claim, or (C) canceled or forgiven any indebtedness owed to the Company or any Company Subsidiary (other than intercompany indebtedness);

            (xiv) taken any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (xv) sold or otherwise disposed of any business or any stock or other equity interest of any subsidiary;

            (xvi) entered into any new line of business; or

            (xvii) authorized, or committed or agreed to take, any of the foregoing actions; provided, however, that the limitations set forth in the second sentence of Section 3.1(g) do not apply to any transaction to which the only parties are the Company and any wholly owned subsidiaries of the Company.

      (h) Compliance with Applicable Laws; Litigation; Regulatory Matters.

            (i) The operations of the Company Entities since March 1, 2002 have not been and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit (as defined in Section 3.1(h)(ii)) applicable to or held by (as the case may be) the Company Entities, except where such violations, individually or in the aggregate, would not have or result in a material adverse effect on the Company. Since March 1, 2002, none of the Company Entities has received any written notice alleging any such violation, except where such violations, individually or in the aggregate, would not have or result in a material adverse effect on the Company.

            (ii) The Company Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities necessary for the conduct of their respective businesses as currently conducted ("PERMITS"), except where the failure to hold such Permits, individually or in the aggregate, would not have or result in a material adverse effect on the Company. Since March 1, 2002, none of the Company Entities has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not have or result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, except for such violations thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

            (iii) There is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary as of the date of this Agreement that, if decided adversely to such person, would have or result in a material adverse effect on the Company, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

            (iv) From March 1, 2002 to the date of this Agreement, no products sold or manufactured by the Company or any Company Subsidiary have been recalled voluntarily or involuntarily or have been "adulterated" or "misbranded" within the meaning of the Federal Food, Drug and Cosmetics Act, as amended, and the rules and regulations promulgated thereunder (the "FOOD, DRUG AND COSMETICS ACT") or, except as individually or in the aggregate, would not have or result in a material adverse effect on the Company, labeled contrary to the Food and Drugs Act, Canada and Consumer Packaging and Labeling Act, Canada, as amended, and the rules and regulations promulgated thereunder (the "CANADA ACT"), and no recall of any of such products is currently being considered by the Company or any Company Subsidiary or, to the Company's knowledge, has been requested, ordered or threatened in writing by any Governmental Entity (including the Canadian Food Inspection Agency) or consumer group.

      (i) Employee Benefit Plans.

            (i) Section 3.1(i)(i) of the Company Disclosure Letter sets forth a true and complete list of (A) each United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, severance or other employee benefit plan, agreement or arrangement maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or with respect to which the Company or any Company Subsidiary has any liability, other than a plan or program operated by a Governmental Entity (such as government-operated workers' compensation or Social Security), and (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (collectively, the "COMPANY BENEFIT PLANS"). For purposes of this Agreement, the term "COMPANY FOREIGN PLAN" refers to each plan, agreement or arrangement that is subject to or governed by the laws of any jurisdiction other than the United States and that would have been treated as a Company Benefit Plan had it been a United States plan, agreement or arrangement, other than a plan or program operated by a Governmental Entity (such as a government-operated provincial health plan or the Canada Pension Plan). Section 3.1(i)(i) of the Company Disclosure Letter sets forth a true and correct list of the Company Foreign Plans. With respect to each Company Benefit Plan and Company Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary would be subject to any liability that, individually or in the aggregate, would have or result in a material adverse effect on the Company.

            (ii) Each Company Benefit Plan and its administration is in compliance with all applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, if applicable, and with the terms of all applicable collective bargaining agreements, except for any failures that, individually or in the aggregate, would not have or result in a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status that covers the Uruguay Round Agreement Act (GATT), the Taxpayer Relief Act of 1997, the Reemployment Rights Act of 1994 (USERRA), the Internal Revenue Service Restructuring and Reform Act of 1998, the Small Business Job Protection Act of 1996 and the Community Renewal Act of 2000. All contributions to, and payments from, the Company Benefit Plans that are required to have been made in accordance with such Company Benefit Plans, ERISA or the Code have been made other than any failures that, individually or in the aggregate, would not have or result in a material adverse effect on the Company. All trusts providing funding for Company Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans, have been operated and administered in compliance with all applicable requirements such that none of the Company, any Company Subsidiary, any Company Benefit Plan or such trust or fund is subject to any Taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements which, individually or in the aggregate, would have a material adverse effect on the Company. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans has provided any "disqualified benefit" (as defined in Section 4976(b)(1) of the Code) for which the Company or any Company Subsidiary has or had any liability for the excise tax imposed by Section 4976 of the Code which has not been paid in full, except as would not have or result in a material adverse effect on the Company.

            (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Sections 414(b) or (c) of the Code (an "ERISA AFFILIATE") has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code that has not been satisfied. No Company Benefit Plan has or within the three years preceding the date of this Agreement has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor is there any request pending before the Internal Revenue Service for any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code, nor has there been any prior such request granted with respect to any Company Benefit Plan where the minimum funding commitment has not yet been satisfied, nor has any Lien in favor of any Company Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither the Company nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to Section 401(a)(29) of the Code that has not been released. With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, the fair market value of the assets of such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan. There has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder which required a notice to the Pension Benefit Guaranty Corporation (the "PBGC") which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Company Benefit Plan that is subject to Title IV of ERISA.

            (iv) No Company Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law and with respect to any Company Benefit Plan, to the knowledge of the Company, the Company and the Company Subsidiaries have reserved all rights necessary to amend or terminate each of such plans without the consent of any other person.

            (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment that would not have been payable if such transactions had not been consummated, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

            (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

            (vii) With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of: (A) each writing constituting a current part of such Company Benefit Plan, including all current Company Benefit Plan documents and trust agreements, and all amendments thereto; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Neither the Company nor any Company Subsidiary has made an enforceable commitment to make any new amendments to, or to adopt or approve any new, Company Benefit Plan.

            (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan that is subject to Title IV of ERISA.

            (ix) As of the date of this Agreement, there are no pending claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, threatened against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

            (x) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that would result in any material liability or excise tax under ERISA or the Code being imposed on the Company or any of the Company Subsidiaries.

            (xi) With respect to each Company Foreign Plan, except as would not have or result in a material adverse effect on the Company: (A) all amounts required to be reserved under each book reserved Company Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Company Foreign Plan is established and maintained; (B) each Company Foreign Plan required to be registered with a Governmental Entity has been duly registered and has been maintained in good standing with the appropriate Governmental Entities, and each Company Foreign Plan has been operated, administered, funded and invested in accordance with its terms, all applicable Laws and the terms of all applicable collective bargaining agreements; (C) as of the date of this Agreement, there are no actions, suits, arbitrations or claims relating thereto (other than claims for benefits in the ordinary course of business) that are pending or, to the knowledge of the Company, threatened by any current or former employee of the Company or the Company Subsidiaries, any collective bargaining agent, any Governmental Entity or by any other person in relation to any Company Foreign Plan or the assets of the trust thereunder; (D) with respect to each Company Foreign Plan, the Company has made available to Parent a true and complete copy of: (1) all documents relating to the Company Foreign Plan, including the current plan text, the trust or other funding or other related agreements, the investment policy statement, and all amendments thereto; (2) the most recent Annual Information Return filed for any Company Foreign Plan that is a registered pension plan; (3) the most recent financial report or statement; (4) the most recent actuarial valuation report, if any; and (5) the most recent plan description provided to employees of the Company or the Company Subsidiaries; (E) neither the Company nor any Company Subsidiary has announced or made an enforceable commitment to make any new amendments to, or to adopt or approve any new, Company Foreign Plan; (F) no Company Foreign Plan provides medical or life insurance or other welfare benefits (whether or not insured) with respect to current or former employees or officers or directors of the Company or any Company Subsidiary after retirement or other termination of service, other than any such coverage required by Law; (G) no Company Foreign Plan is a multi-employer pension plan as defined under applicable Canadian Laws; (H) there have been no withdrawals, transfers or applications of assets under any of the Company Foreign Plans in contravention of any applicable Laws, the terms of any Company Foreign Plans or the terms of any trusts established thereunder; and (I) to the Company's knowledge, no fact or circumstance exists that could adversely affect the tax-exempt status of any Company Foreign Plan.

      (j) Taxes. (i) Except as would not have or result in a material adverse effect on the Company, the Company and each Company Subsidiary have filed all Tax Returns required to be filed and all such returns are materially complete and correct; (ii) except as would not have or result in a material adverse effect on the Company, the Company and each Company Subsidiary have paid all Taxes due; (iii) except as would not have or result in a material adverse effect on the Company, there are no pending, or, to the knowledge of the Company, threatened, audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company or any Company Subsidiary; (iv) there are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Permitted Liens (as defined in Section 9.3); (v) neither the Company nor any of the Company Subsidiaries has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law) as a transferee or successor, by contract, or otherwise; (vi) neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (vii) neither the Company nor any Company Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Code; (viii) except as would not have or result in a material adverse effect on the Company, no deficiencies for any Taxes for a Tax year that has not yet been closed have been proposed, asserted or assessed in writing against the Company or any Company Subsidiary for which adequate reserves have not been created; (ix) neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Tax period ending after the Closing Date (a "POST-CLOSING TAX PERIOD") under
Section 481 of the Code (or any comparable provision of Law) as a result of a change in method of accounting for any Tax period (or portion thereof) ending prior to the Closing Date (a "PRE-CLOSING TAX PERIOD") or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company or any Company Subsidiary for any Pre-Closing Tax Period; (x) the financial statements included in the Company SEC Documents reflect an adequate reserve for all Taxes for which the Company or any Company Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (xi) except as would not have or result in a material adverse effect on the Company, no person has granted any extension or waiver of the statute of limitations period applicable to any Tax of the Company or any Company Subsidiary or any affiliated, combined or unitary group of which the Company or any Company Subsidiary is or was a member, which period (after giving effect to such extension or waiver) has not yet expired; (xii) except as would not have or result in a material adverse effect on the Company, the Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (xiii) since March 1, 2000, neither the Company nor any Company Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code; (xiv) Since March 1, 2000, neither the Company nor any Company Subsidiary has participated in any transaction that has been identified by the Internal Revenue

Service in published guidance as a reportable transaction; and (xv) the consolidated federal income Tax Returns of the Company have been examined, or the statute of limitations has closed, with respect to all taxable years through and including February 29, 2000. As used in this Agreement, "TAX" or "TAXES" includes all federal, state, provincial or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, social security, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. As used herein, "TAX RETURN" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

      (k) Voting Requirement. Assuming the accuracy of Parent and Merger Sub's representations in Section 3.2(n) without the knowledge qualifier, the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (the "COMPANY SHAREHOLDER APPROVAL").

      (l) State Takeover Statutes. Assuming the accuracy of Parent and Merger Sub's representations in Section 3.2(n) without the knowledge qualifier, the Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other anti-takeover Law (each, a "TAKEOVER STATUTE") applicable to the Company or any anti-takeover provision in the Company's Certificate of Incorporation or By-laws is applicable to the Merger and the other transactions contemplated by this Agreement. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders,
(iii) unanimously resolved to recommend to such shareholders that they vote in favor of the Merger and (iv) taken all corporate action required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated by this Agreement.

      (m) Brokers. Except for Greenhill & Co., LLC (the "COMPANY'S BANKER"), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all agreements with the Company's Banker under which any fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the Company's Banker.

      (n) Ownership of Parent Common Stock. Except for shares of Parent Common Stock owned by the Company Benefit Plans or shares held or managed for the account of another person or as to which the Company is required to act as a fiduciary or in a similar capacity, neither the Company nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Parent Common Stock.

      (o) Environmental Matters.

            (i) Except as disclosed in the Company SEC Reports filed since March 1, 1999 (the "RECENT SEC REPORTS") or where noncompliance, individually or in the aggregate, would not have or result in a material adverse effect on the Company, the Company Entities are and have been for the past five years in compliance with all applicable Environmental Laws (as defined below) and Environmental Permits (as defined below).

            (ii) Except as disclosed in the Recent SEC Reports, as of the date of this Agreement, there are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary, except for Environmental Claims that would not have or result in a material adverse effect on the Company.

            (iii) Except as disclosed in the Recent SEC Reports, there have been no Releases (as defined below) of any Hazardous Substance in, on, under, from or affecting any real property currently or previously owned, leased, operated or otherwise used by the Company or any Company Entities that, individually or in the aggregate, would have or result in a material adverse effect on the Company.

            (iv) Except as disclosed in the Recent SEC Reports, none of the Company or the Company Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws that, individually or in the aggregate, would have or result in a material adverse effect on the Company.

            (v) Except as disclosed in the Recent SEC Reports, to the knowledge of the Company, there exist no Environmental Conditions relating to any real property currently or previously owned, leased, operated or otherwise used by the Company or any Company Subsidiaries for which the Company or any Company Subsidiary presently has an obligation to remediate or cure under any Environmental Law or Environmental Permit, except for such Environmental Conditions for which the cost to remediate or cure would not, individually or in the aggregate, have or result in a material adverse effect on the Company.

            (vi) The Company Disclosure Letter lists all environmental assessments prepared since January 1, 1999 in the Company's possession as of the date of this Agreement relating to any of its (or any Company Subsidiary's) currently owned or leased real property. The Company Disclosure Letter lists all material documents prepared since January 1, 1999 concerning environmental matters that would reasonably be expected to result in liability under Environmental Laws that would have or result in a material adverse effect on the Company, which are in the Company's possession as of the date of this Agreement relating to any of its (or any Company Subsidiary's) currently or previously owned or leased real property. The Company has made available to Parent true and complete copies of all environmental assessments and documents listed in the Company Disclosure Letter, all of the disclosures and other information made or contained in which are deemed to be incorporated by reference, and thereby included, in the Company Disclosure Letter.

            (vii) As used in this Agreement:

                  (A) the term "ENVIRONMENT" means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality, including, without limitation, any material or substance used in the physical structure of any building or improvement;

                  (B) the term "ENVIRONMENTAL CLAIM" means any written claim, demand, suit, action, proceeding, order, investigation or notice to any of the Company Entities or Parent Entities (as defined herein) (as applicable) by any person alleging any potential liability (including potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from (1) noncompliance or alleged noncompliance with any Environmental Law or Environmental Permit, (2) injury or damage (or alleged injury or damage) arising from exposure to Hazardous Substances, or (3) the presence, Release or threatened Release into the Environment, of any Hazardous Substance at or from any location, whether or not owned, leased, operated or otherwise used (including off-site disposal locations) by the Company or any Company Subsidiary, on the one hand, or Parent or any Parent Subsidiary, on the other hand (as applicable);

                  (C) the term "ENVIRONMENTAL LAWS" means all Laws relating to
            (1) pollution or protection of the Environment, (2) emissions, discharges, Releases or threatened Releases of Hazardous Substances,
            (3) threats to human health or ecological resources arising from exposure to Hazardous Substances, or (4) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act, the Clean Air Act, the Clean Water Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and any similar foreign, state, provincial or local Laws;

                  (D) the term "HAZARDOUS SUBSTANCE" means (1) chemicals,
            pollutants, contaminants, hazardous wastes, toxic substances, toxic mold, radiation and radioactive materials, (2) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), petroleum or petroleum-derived substances or wastes, leaded paints, radon gas or related materials,
            (3) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (4) any substance that is regulated under any Environmental Law;

                  (E) the term "RELEASE" means any releasing, disposing,
            discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing and the like, or otherwise entering into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances) and any condition that results in exposure of a person to a Hazardous Substance;

                  (F) the term "ENVIRONMENTAL PERMIT" means all Permits and the timely submission of applications for Permits, as required under Environmental Laws;

                  (G) the term "ENVIRONMENTAL CONDITION" means any
            contamination, damage, injury or other condition related to Hazardous Substances and includes, without limitation, any present or former Hazardous Substance treatment, storage, disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos containing materials, lead paint or PCB-containing articles; and

                  (H) the term "LAW" means any foreign, federal, state,
            provincial or local law, statute, code, ordinance, regulation, rule or other legally enforceable obligation imposed by a court or other Governmental Entity.

            (p) Real Property; Assets.

                  (i) Section 3.1(p)(i) of the Company Disclosure Letter
            contains a true and complete list and brief description of each parcel of real property owned by the Company and the Company Subsidiaries (the "OWNED REAL PROPERTY"). One or more of the Company and the Company Subsidiaries has good and valid title to all such real property, free and clear of all Liens, except (a) Permitted Liens, (b) Liens evidenced by any lease, contract, or agreement that is described in the Company Disclosure Letter or in the Company SEC Documents filed before the date of this Agreement, (c) imperfections of title and Liens that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (d) imperfections of title and Liens that (1) are shown on any title commitment or title policy described in the Company Disclosure Letter or (2) are otherwise of record which do not have or result in a material adverse effect on the Company, and (e) imperfections of title and Liens which do not have or result in a material adverse effect on the Company.

                  (ii) Section 3.1(p)(ii) of the Company Disclosure Letter
            contains a true and complete list and brief description of all real property leased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "LEASED REAL PROPERTY." The Owned Real Property and Leased Real Property constitute all of the real property occupied or used by the Company and the Company Subsidiaries in connection with the operation of their respective businesses as currently conducted (other than real property accessible to the public generally). The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all Leased Real Property except (a) Permitted Liens, (b) Liens evidenced by any lease, contract, or agreement that is described in the Company Disclosure Letter or in the Company SEC Documents filed before the date of this Agreement, (c) imperfections of leasehold title and Liens that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (d) imperfections of leasehold title and Liens that are shown of record which do not have or result in a material adverse effect on the Company, and (e) imperfections of leasehold title and Liens which do not have or result in a material adverse effect on the Company. The Company has made available to Parent true and complete copies of all leases of the Leased Real Property (the "LEASES"). Each of the Company and the Company Subsidiaries is in compliance with the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are in full force and effect, except for any failure to be in such compliance or to be in full force and effect that does not have or result in a material adverse effect on the Company. To the knowledge of the Company, the lessors under the Leases to which the Company or a Company Subsidiary is a party are in compliance with the terms of their respective Leases, except for any failure to be in such compliance that does not have or result in a material adverse effect on the Company.

                  (iii) The Company and the Company Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets (other than the Owned Real Property, representations as to which are set forth in Section 3.1(p)(i)) and the Leased Real Property, representations as to which are set forth in Section 3.1(p)(ii), necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to have or result in a material adverse effect on the Company.

            (q) Intellectual Property.

                  (i) The term "INTELLECTUAL PROPERTY" means all of the
            following that is owned by or licensed to Company or the Company Subsidiaries which is used in the business of the Company or the Company Subsidiaries as currently conducted: (A) all currently subsisting material patents, patent applications, common law trademarks, trademark applications, trademark registrations, trade names, trade dress, common law service marks, service mark applications, service mark registrations, logos, copyrights registrations and Internet domain names together with all goodwill associated therewith; (B) all material trade secrets and confidential information (including customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans); and (C) information technologies (including software programs, data and related documentation); provided, however, that the term "Intellectual Property" shall not include any (x) information technologies licensed to Company or the Company Subsidiaries under non-negotiated, non-exclusive licenses granted to end-user customers by third parties in the ordinary course of such third parties' businesses; and (y) intellectual property which is embedded in equipment or fixtures and which is licensed to Company or the Company Subsidiaries under non-negotiated, non-exclusive licenses granted to customers by third parties in the ordinary course of such third parties' businesses. The term "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by Company or the Company Subsidiaries, and the term "LICENSED

            INTELLECTUAL PROPERTY" means all Intellectual Property licensed to Company or the Company Subsidiaries. Section 3.1(q)(i) of the Company Disclosure Letter sets forth a complete and accurate list of all Owned Intellectual Property set forth in Clause (A) of this
            Section 3.1(q)(i).

                  (ii) (A) The Company or the Company Subsidiaries own all of
            the Owned Intellectual Property; (B) the Company or the Company Subsidiaries have a valid and enforceable license to all of the material Licensed Intellectual Property pursuant to a contract a copy of which has been made available to Parent; (C) from March 1, 2002 to the date of this Agreement, to the knowledge of the Company, no written claim by any third party contesting the validity, enforceability, use by the Company or the Company Subsidiaries or ownership by (or, if applicable, license to) the Company or the Company Subsidiaries of any of the Intellectual Property has been made, is currently outstanding or is threatened (other than challenges by governmental intellectual property office examiners as part of the application process); (D) as of the date of this Agreement, to the knowledge of the Company, no third party is infringing or misappropriating any of the Owned Intellectual Property or any of the Licensed Intellectual Property that is licensed to the Company or the Company Subsidiaries on an exclusive basis; (E) as of the date of this Agreement, to the knowledge of the Company, neither the Company or the Company Subsidiaries nor the conduct of their respective businesses as currently conducted infringes, misappropriates or otherwise conflicts with any intellectual property rights or other rights of any third parties; and (F) as of the date of this Agreement, to the knowledge of Company, the continued operation of the Company's and the Company Subsidiaries' respective businesses as currently conducted will not infringe, misappropriate or otherwise conflict with any intellectual property rights or other rights of any third parties; in each of cases (A) through (F) except to the extent that exceptions to any of the foregoing, individually or in the aggregate, would not have or result in a material adverse effect on the Company.

                  (iii) (A) The Company or one of the Company Subsidiaries, as
            the case may be, has taken all reasonably prudent actions necessary to maintain and protect the Owned Intellectual Property so as to not materially adversely affect the validity or enforceability of the Owned Intellectual Property; and (B) with respect to the Licensed Intellectual Property licensed from General Mills, Inc. and The Pillsbury Company to Company or the Company Subsidiaries, the Company or one of the Company Subsidiaries, as the case may be, has taken all reasonably prudent actions, within the constraints of the applicable license agreement from General Mills, Inc. and The Pillsbury Company, necessary to maintain and protect such Licensed Intellectual Property so as to not materially adversely affect the validity or enforceability of such Licensed Intellectual Property.

      (r) Opinion of Financial Advisor. The Company has received the opinion of the Company's Banker, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock, a signed copy of which opinion will be made available to Parent promptly after the date of this Agreement.

      (s) Labor Agreements and Employee Issues. Section 3.1(s) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party. The Company and Company Subsidiaries have made available to Parent true and complete copies of all collective bargaining agreements or other agreements identified in Section 3.1(s) of the Company Disclosure Letter. The Company and Company Subsidiaries are in compliance with each of the collective bargaining agreements or other agreements identified in Section 3.1(s) of the Company Disclosure Letter, except for any failure to be in such compliance that does not have or result in a material adverse effect on the Company. As of the date hereof, to the knowledge of the Company, there is no effort, activity or proceeding of any labor organization (or representative thereof) to organize any of its or its subsidiaries' employees. As of the date hereof, the Company and the Company Subsidiaries are not, and have not since March 1, 2003 been, subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice charges and/or complaints, (ii) arbitration proceeding arising under any collective bargaining agreement or other labor agreement identified in
Section 3.1(s) of the Company Disclosure Letter, (iii) claim, suit, action or governmental investigation relating to employees, including any alleging discrimination, wrongful discharge, or violation of any state and/or federal statute relating to employment practices, or (iv) strike, lockout or dispute, slowdown or work stoppage, except for the foregoing which, in the case of Clauses (i), (ii), (iii) and (iv), would not, individually or in the aggregate, have or result in a material adverse effect on the Company. Neither the Company nor any of the Company Subsidiaries is a party to, or is otherwise specifically identified as subject to, any consent decree with any Governmental Entity relating to employees or employment practices of the Company or Company Subsidiaries.

      (t) The Company Rights Agreement. The Company Rights Agreement has been amended to (i) render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (A) none of Parent or any of its subsidiaries is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement, (B) a Distribution Date, a Section 11(a)(ii) Event, a Section 13 Event or a Share Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur solely by reason of the approval, execution or delivery of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and (C) all outstanding Company Rights will expire or otherwise terminate immediately prior to the Effective Time.

      (u) Certain Contracts. Neither the Company nor any Company Subsidiary is a party to or bound by any contract, arrangement or commitment (other than those imposed by Law) (i) with respect to the employment of any directors, executive officers or key employees, or with any individuals who are consultants or independent directors involving the payment of $150,000 or more per annum (in each case, other than those that are terminable by the Company or a Company Subsidiary without cost or penalty upon 60 or fewer days' notice), (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to or incorporated by reference in the Company SEC Documents, (iii) which limits in any material way the ability of the Company or any Company Subsidiary to compete in any line of business, in any geographic area or with any person or which requires referrals of any material business or requires the Company or any of its affiliates to make available investment opportunities to any person on a priority, equal or exclusive basis, (iv) that is a collective bargaining agreement or similar agreement, (v) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) for the distribution or resale of the products of the Company or any Company Subsidiary that commits the Company or any Company Subsidiary for more than one year after the Closing Date and involves the payment of more than $500,000 per year in any one case, (vii) with respect to indebtedness for borrowed money, including letters of credit, guaranties, indentures, swaps and similar agreements, in excess of $100,000 in any one case, and (viii) with respect to capital expenditures or commitments for such expenditures in excess of $100,000 in any one case that are not provided for in the capital expenditures plan provided by the Company to Parent prior to the date of this Agreement. The Company has previously made available to Parent complete and accurate copies of all Company Contracts (as defined below), to the extent they are evidenced by documents. Each contract, arrangement or commitment of the type described in this Section 3.1(u), whether or not set forth on the Company Disclosure Letter, is referred to herein as a "COMPANY CONTRACT," and the Company has no knowledge of, and has not received written notice of, any violation of any of the Company Contracts by any of the other parties thereto which violation still exists, except such violations as would not, individually or in the aggregate, have or result in a material adverse effect on the Company. All contracts, agreements or arrangements of any kind (other than those relating to compensation and benefits of such affiliates in their capacities (as applicable) as directors or officers of the Company or a Company Subsidiary) between any affiliate of the Company (other than any Company Subsidiary), on the one hand, and the Company or any Company Subsidiary, on the other hand, are on terms no less favorable to the Company or to such Company Subsidiary than would be obtained with an unaffiliated third party on an arm's-length basis.

      (v) Insurance. The Company has made available to Parent prior to the date of this Agreement written summaries or copies of all insurance policies that are maintained by the Company or any of the Company Subsidiaries as of the date of this Agreement. All such insurance policies are in full force and effect. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received written notice of cancellation of any such insurance policies.

      (w) Acquisitions and Divestitures. Set forth on Section 3.1(w) of the Company Disclosure Letter is a brief description of each acquisition or divestiture (but specifically excluding product discontinuances) of a business or product line made by the Company or any Company Subsidiary since March 1, 1999.

      (x) Affiliate Transactions. Other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or the Company Subsidiaries, no director, officer or other affiliate (as hereinafter defined) of the Company or any "associate" (as hereinafter defined) of any director, officer or other affiliate of the Company (in each case, other than the Company itself and the Company Subsidiaries), directly or indirectly, has any interest in: (i) any contract or arrangement with, or relating to the business or operations of the Company or any Company Subsidiary; (ii) any loan, arrangement, agreement or contract for or relating to indebtedness of the Company or any Company Subsidiary; or (iii) any property

(real, personal or mixed or tangible or intangible), used or currently intended to be used in the business or operations of the Company or any Company Subsidiary. For purposes of this Section 3.1(x), the terms "affiliate" and "associate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Securities Exchange Act; provided, however, that for purposes of this
Section 3.1(x), the term "associate" shall not include any corporation or organization of which any person is a beneficial owner of ten percent or more of any class of securities of such corporation or organization unless such person holds ten percent or more of such securities as of the date hereof.

      Section 3.2 Representations and Warranties of Parent and Merger Sub. Except as otherwise set forth in the Parent Disclosure Letter (as defined in Section 3.2(b)), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

      (a) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent Subsidiaries (as defined in Section 3.2(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other applicable entity power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not have or result in a material adverse effect on Parent. All outstanding stock of Merger Sub is owned by Parent. Parent and each of the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have or result in a material adverse effect on Parent or Merger Sub. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its Amended Articles of Incorporation and Code of Regulations, each as amended to date.

      (b) Subsidiaries. Section 3.2(b) of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), sets forth all the subsidiaries of Parent (each a "PARENT SUBSIDIARY," collectively, the "PARENT SUBSIDIARIES," and together with Parent, the "PARENT ENTITIES"), specifying those that are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act). All outstanding shares of capital stock of, or other equity interests in, each Parent Subsidiary
(i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except, in the case of clauses (ii) and
(iii), for any Liens or restrictions that, individually or in the aggregate, would not have or result in a material adverse effect on Parent. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Parent Subsidiaries are beneficially owned, directly or indirectly, by Parent. Parent does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person other than the Parent Subsidiaries.

      (c) Capital Structure. The authorized capital stock of Parent consists entirely of 150,000,000 shares of Parent Common Stock and 6,000,000 shares of Serial Preferred Stock without par value ("PARENT PREFERRED STOCK"), of which 1,500,000 shares have been designated as Series A Junior Participating Preferred Shares. At the close of business on March 5, 2004: (i) 50,102,603 shares of Parent Common Stock were issued and outstanding (including awards of restricted stock); (ii) no shares of Parent Preferred Stock were issued or outstanding, and
(iii) 2,646,467 shares of Parent Common Stock were subject to outstanding employee or director stock options to purchase Parent Common Stock or other common stock awards granted under Parent stock plans (collectively, the "PARENT STOCK OPTIONS"). Each share of Parent Common Stock carries with it an associated share purchase right (collectively, the "PARENT RIGHTS") issued pursuant to the Amended and Restated Rights Agreement between Parent and Computershare Investor Services, LLC, as Rights Agent, dated as of August 28, 2000 (the "PARENT RIGHTS AGREEMENT"), which entitles the holder thereof to purchase, on the occurrence of certain events, Parent Common Stock. All outstanding shares of capital stock of Parent are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and not subject to or issued in violation of preemptive rights. All shares of Parent Common Stock to be issued in the Merger will entitle the holders thereof to one vote on each matter properly submitted to the shareholders of Parent for their vote, consent, waiver, release, or other action, including any vote or consent for the election or removal of directors; provided, however, that such shares will entitle the holders thereof to ten votes per share on each of the matters set forth in Division II, Section 2(a) of Parent's Amended Articles of Incorporation, subject to the limitations set forth therein. The shares of Parent Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, and no person will have any preemptive right, subscription right, or other purchase right in respect thereof. Except (i) as set forth in this Section 3.2(c) and
(ii) as set forth on Section 3.2(c) of the Parent Disclosure Letter, (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities of Parent, (2) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, or (3) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, and no obligation of Parent or any Parent Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent and (B) there are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Parent nor any Parent Subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are not issued, reserved for issuance or outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Parent Subsidiary, (ii) warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, and no obligation of Parent or any Parent Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent Subsidiary, or (iii) obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment pursuant to any unpaid earnout or similar agreement contained in any business acquisition agreement based on the revenues, earnings or other performance measurement of Parent or any Parent Subsidiary.

      (d) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and, subject to Parent Shareholder Approval (as defined in Section 3.2(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including approval by Parent in its capacity as the sole shareholder of Merger Sub of such execution, delivery and performance by Merger Sub) on the part of Parent and Merger Sub, respectively, subject, in the case of the issuance of shares of Parent Common Stock in the Merger as contemplated by this Agreement (the "STOCK ISSUANCE"), to Parent Shareholder Approval. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Parent and Merger Sub will not, (i) conflict with the articles of incorporation or code of regulations (or comparable organizational documents) of any of the Parent Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Parent Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Parent Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any Law applicable to any of the Parent Entities or their respective properties or assets or any judgment, order or decree to which any of the Parent Entities or their respective properties or assets have been specifically identified as subject, other than, in the case of clauses (ii) and (iii), any such breaches, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have or result in a material adverse effect on Parent or Merger Sub and that would not materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(iii) the filing of a premerger notification and report form by Parent under the HSR Act; (iv) filings required under the Foreign Antitrust Laws including the Canadian Act, which are set forth on Section 3.2(d) of Parent Disclosure Letter;

and (v) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not have or result in a material adverse effect on Parent or Merger Sub and would not materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

      (e) SEC Reports and Financial Statements; Undisclosed Liabilities.

            (i) Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act and the Exchange Act with the SEC since March 1, 2002 (as such reports, schedules, forms, statements and documents have been amended or supplemented since the time of their filing, collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates, or if amended or supplemented prior to the date of this Agreement, as of the date of the last such amendment or supplement, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed, or (if amended or supplemented) as of the date of such amendment or supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Parent and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of interim financial statements, to normal year-end audit adjustments), except that the interim financial statements do not contain all of the footnote disclosures required by GAAP. No Parent Subsidiary is required to make any filings with the SEC. Except (A) as and to the extent reflected in or reserved against in such financial statements, including the notes thereto, (B) obligations and liabilities incurred in the ordinary course of business since the date of the most recent balance sheet contained in the Parent SEC Documents filed prior to the date hereof, (C) obligations and liabilities disclosed pursuant to any other representation or warranty set forth in this Agreement, including liabilities and obligations incurred under or pursuant to Parent Benefit Plans or Parent Foreign Plans, Leases made available to the Company pursuant to Section 3.2(p)(ii), collective bargaining agreements or other agreements of Parent, and Contracts, agreements, commitments and arrangements of Parent, (D) other contracts, agreements and contractual commitments and arrangements that do not constitute Parent Leases, Parent Benefit Plans or Parent Foreign Plans and (E) obligations and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Parent or any Parent Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) as of the date of this Agreement that would have or result in a material adverse effect on the Parent.

      (f) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company shareholders and Parent's shareholders or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to information contained or incorporated by reference therein supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4 and the Proxy Statement.

      (g) Absence of Certain Changes or Events. From the date of the most recent Parent balance sheet contained in Parent SEC Documents filed prior to the to the date hereof (the "PARENT BALANCE SHEET") to the date of this Agreement, (i) each of the Parent Entities has conducted its respective operations only in the ordinary course consistent with past practice, (ii) Parent has not suffered a material adverse change and (iii) no Parent Entity has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business (except for the transactions contemplated by this Agreement). From the date of the Parent Balance Sheet to the date of this Agreement the Parent Entities have not:

            (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to Parent or another wholly owned subsidiary of Parent, declared, set aside or paid any dividends on, or made any other distributions in respect of, any of its capital stock other than regular quarterly cash dividends with respect to Parent Common Stock not in excess of $0.23 per share of Parent Common Stock in accordance with Parent's past dividend practice or (B) split, combined or reclassified any of its capital stock or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans, purchased, redeemed or otherwise acquired any shares of capital stock of Parent or any of the Parent Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issued, delivered, sold, pledged or otherwise encumbered or subjected to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one subsidiary of Parent to Parent or any Parent Subsidiary or the issuance of shares of Parent Common Stock (A) upon the exercise of Parent Stock Options under the Parent stock plans or in connection with other awards under Parent stock plans, in each case, in accordance with their terms or (B) the issuance of Parent Rights under the Parent Rights Agreement in connection with the issuance of Parent Common Stock permitted pursuant to this Agreement;

            (iii) (A) amended its Amended Articles of Incorporation or Code of Regulations (or other comparable organizational documents) or (B) merged or consolidated with any person;

            (iv) taken any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (v) purchased any material business or purchased any stock of or other equity interest in any material corporation or other entity;

            (vi) taken or failed to have taken any action that would constitute a violation of applicable Law, except for such violations as did not have or result in a material adverse effect on Parent or changed the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

            (vii) entered into any new material line of business; or

            (viii) authorized, or committed or agreed to take, any of the foregoing actions; provided, however, that the limitations set forth in the second sentence of Section 3.2(g) do not apply to any transaction to which the only parties are Parent and wholly owned subsidiaries of the Parent.

      (h) Compliance with Applicable Laws; Litigation; Regulatory Matters.

            (i) The operations of the Parent Entities since March 1, 2002 have not been and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002 and the USA PATRIOT Act of 2001) or any Permit applicable to or held by (as the case may be) the Parent Entities, except where such violations, individually or in the aggregate, would not have or result in a material adverse effect on Parent. Since March 1, 2002, none of the Parent Entities has received any written notice alleging any such violation, except where such violations, individually or in the aggregate, would not have or result in a material adverse effect on Parent.

            (ii) The Parent Entities hold all Permits, except where the failure to hold such Permits, individually or in the aggregate, would not have or result in a material adverse effect on Parent. Since March 1, 2002, none of the Parent Entities has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not have or result in a material adverse effect on Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any

      Permit, except for such violations thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Parent.

            (iii) There is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary as of the date of this Agreement that, if decided adversely to such person, would have or result in a material adverse effect on Parent, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

            (iv) Except as set forth on Section 3.2(h)(iv) of the Parent Disclosure Letter, from March 1, 2002, no products sold or manufactured by Parent or any Parent Subsidiary have been recalled voluntarily or involuntarily or have been "adulterated" or "misbranded" within the meaning of the Food, Drug and Cosmetics Act or, except as individually or in the aggregate, would not have or result in a material adverse effect on Parent, labeled contrary to the Canada Act, and no recall of any of such products is currently being considered by Parent or any Parent Subsidiary or, to Parent's knowledge, has been requested, ordered or threatened in writing by any Governmental Entity or consumer group.

      (i) Employee Benefit Plans.

            (i) Each (A) United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, severance or other employee benefit plan, agreement or arrangement maintained by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary contributes or is obligated to contribute or with respect to which Parent or any Parent Subsidiary has any liability, other than a plan or program operated by a Governmental Entity (such as government-operated workers' compensation or Social Security), and (B) change of control agreement providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary, to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound is referred to herein collectively as the "PARENT BENEFIT PLANS." For purposes of this Agreement, the term "PARENT FOREIGN PLAN" refers to each plan, agreement or arrangement that is subject to or governed by the laws of any jurisdiction other than the United States and that would have been treated as a Parent Benefit Plan had it been a United States plan, agreement or arrangement, other than a plan or program operated by a Governmental Entity (such as a government-operated provincial health plan or the Canada Pension Plan). With respect to each Parent Benefit Plan and Parent Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary would be subject to any liability that, individually or in the aggregate, would have or result in a material adverse effect on Parent.

            (ii) Each Parent Benefit Plan and its administration is in compliance with all applicable Laws, including ERISA, and the Code, if applicable, and with the terms of all applicable collective bargaining agreements, except for any failures that, individually or in the aggregate, would not have or result in a material adverse effect on Parent. Each Parent Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status that covers the Uruguay Round Agreement Act (GATT), the Taxpayer Relief Act of 1997, the Reemployment Rights Act of 1994 (USERRA), the Internal Revenue Service Restructuring and Reform Act of 1998, the Small Business Job Protection Act of 1996 and the Community Renewal Act of 2000. All contributions to, and payments from, Parent Benefit Plans that are required to have been made in accordance with such Parent Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not have or result in a material adverse effect on Parent. All trusts providing funding for Parent Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of Parent Benefit Plans, have been operated and administered in compliance with all applicable requirements such that none of Parent, any Parent Subsidiary, any Parent Benefit Plan or such trust or fund is subject to any Taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements which, individually or in the aggregate, would have a material adverse effect on Parent. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of Parent Benefit Plans has provided any "disqualified benefit" (as defined in Section 4976(b)(1) of the Code) for which Parent or any Parent Subsidiary has or had any liability for the excise tax imposed by Section 4976 of the Code which has not been paid in full, except as would not have or result in a material adverse effect on Parent.

            (iii) Neither Parent nor any trade or business, whether or not incorporated, which, together with Parent, would be deemed to be an ERISA Affiliate, has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code that has not been satisfied. No Parent Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor is there any request pending before the Internal Revenue Service for any waiver of the minimum funding standards of Section 302 of ERISA and
      Section 412 of the Code been requested of or granted by the Internal Revenue Service with respect to any Parent Benefit Plan nor has any lien in favor of any Parent Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither Parent nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to Section 401(a)(29) of the Code that has not been released. With respect to each Parent Benefit Plan that is subject to Title IV or
      Section 302 of ERISA or Section 412 or 4971 of the Code, the fair market value of the assets of such Parent Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Parent Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Parent Benefit Plan. There has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder which required a notice to the PBGC which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Parent Benefit Plan that is subject to Title IV of ERISA.

            (iv) No Parent Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by law and with respect to any Parent Benefit Plan set forth on Section 3.2(i)(iv) of the Parent Disclosure Letter, Parent and Parent Subsidiaries have reserved all rights necessary to amend or terminate each of such plans without the consent of any other person.

            (v) Except as set forth on Section 3.2(i)(v) of the Parent Disclosure Letter, no Parent Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan. None of Parent, the Parent Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan that is subject to Title IV of ERISA. None of Parent, the Parent Subsidiaries nor any of their respective ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full. None of Parent, the Parent Subsidiaries nor any of their respective ERISA Affiliates would incur any withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if Parent, the Parent Subsidiaries or any of their respective ERISA Affiliates withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) on or prior to the Closing Date from each Multiemployer Plan to which Parent, Parent Subsidiaries or any of their respective ERISA Affiliates has an obligation to contribute on the date of this Agreement. No Multiemployer Plan to which Parent, Parent Subsidiaries or any of their respective ERISA Affiliates contributes is in reorganization (within the meaning of Section 4241 of ERISA) or is reasonably likely to commence reorganization.

            (vi) Except as set forth on Section 3.2(i)(vi) of the Parent Disclosure Letter, as of the date of this Agreement, there are no pending claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to Parent's knowledge, threatened against the Parent Benefit Plans, any fiduciaries thereof with respect to their duties to Parent Benefit Plans or the assets of any of the trusts under any of Parent Benefit Plans that could reasonably be expected to result in any material liability of Parent or any Parent Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Parent Benefit Plan or any participant in a Parent Benefit Plan.

            (vii) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to Parent Benefit Plans that would result in any material liability or excise tax under ERISA or the Code being imposed on Parent or any of the Parent Subsidiaries.

            (viii) With respect to each Parent Foreign Plan, except as would not have or result in a material adverse effect on Parent: (A) all amounts required to be reserved under each book reserved Parent Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Parent Foreign Plan is established and maintained; (B) each Parent Foreign Plan required to be registered with a Governmental Entity has been duly registered and has been maintained in good standing with the appropriate Governmental Entities, and each Parent Foreign Plan has been operated, administered, funded and invested in accordance with its terms, all applicable Laws and the terms of all applicable collective bargaining agreements; (C) as of the date of this Agreement, there are no actions, suits, arbitrations or claims relating thereto (other than claims for benefits in the ordinary course) that are pending or, to the knowledge of Parent, threatened by any current or former employee of Parent or the Parent Subsidiaries, any collective bargaining agent, any Governmental Entity or by any other person in relation to any Parent Foreign Plan or the assets of the trust thereunder; (D) with respect to each Parent Foreign Plan, Parent has made available to the Company a true and complete copy of: (1) all documents relating to the Parent Foreign Plan, including the current plan text, the trust or other funding or other related agreements, the investment policy statement, and all amendments thereto;
      (2) the most recent Annual Information Return filed for any Parent Foreign Plan that is a registered pension plan; (3) the most recent financial report or statement; (4) the most recent actuarial valuation report, if any; and (5) the most recent plan description provided to employees of Parent or the Parent Subsidiaries; (E) neither Parent nor any Parent Subsidiary has announced or made an enforceable commitment to make any new amendments to, or to adopt or approve any new, Parent Foreign Plan; (F) no Parent Foreign Plan provides medical or life insurance or other welfare benefits (whether or not insured) with respect to current or former employees or officers or directors of Parent or any Parent Subsidiary after retirement or other termination of service, other than any such coverage required by Law; (G) there have been no withdrawals, transfers or applications of assets under any of Parent Foreign Plans in contravention of any applicable Laws, the terms of any Parent Foreign Plans or the terms of any trusts established thereunder; and (H) no fact or circumstance exists that could adversely affect the tax-exempt status of any Parent Foreign Plan.

      (j) Taxes. (i) Except as would not have or result in a material adverse effect on Parent, Parent and each Parent Subsidiary have filed all Tax Returns required to be filed and all such returns are materially complete and correct;
(ii) except as would not have or result in a material adverse effect on Parent, Parent and each Parent Subsidiary have paid all Taxes due; (iii) except as would not have or result in a material adverse effect on Parent, there are no pending, or, to the knowledge of Parent, threatened, audits, examinations, investigations or other proceedings in respect of Taxes relating to Parent or any Parent Subsidiary; (iv) there are no Liens for Taxes upon the assets of Parent or any of the Parent Subsidiaries, other than Permitted Liens; (v) neither Parent nor any of the Parent Subsidiaries has any liability for Taxes of any person (other than Parent and the Parent Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law) as a transferee or successor, by contract, or otherwise; (vi) neither Parent nor any Parent Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (vii) neither Parent nor any Parent Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Code; (viii) except as would not have or result in a material adverse effect on Parent, no deficiencies for any Taxes for a Tax year that has not yet been closed have been proposed, asserted or assessed in writing against Parent or any Parent Subsidiary for which adequate reserves have not been created; (ix) neither Parent nor any Parent Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481 of the Code (or any comparable provision of Law) as a result of a change in method of accounting for any Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of Parent or any Parent Subsidiary for any Pre-Closing Tax Period; (x) the financial statements included in Parent SEC Documents reflect an adequate reserve for all Taxes for which Parent or any Parent Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (xi) except as would not have or result in a material adverse effect on Parent, no person has granted any extension or waiver of the statute of limitations period applicable to any Tax of Parent or any Parent Subsidiary or any affiliated, combined or unitary group of which Parent or any Parent Subsidiary is or was a member, which period (after giving effect to such extension or waiver) has not yet expired; (xii)except as would not have or result in a material adverse effect on Parent, Parent and each Parent Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (xiii) since May 29, 2002, neither Parent nor any Parent Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by
Section 355 or Section 361 of the Code; (xiv) since March 1, 2000, neither Parent nor any Parent Subsidiary has participated in any transaction that has been identified by the Internal Revenue Service in published guidance as a reportable transaction; (xv) the consolidated federal income Tax Returns of Parent have been examined, or the statute of limitations has closed, with respect to all taxable years through and including April 30, 2000; (xvi) Parent has made available to the Company a true and correct copy of that certain private letter ruling (the "RULING"), dated as of May 17, 2002, issued by the IRS to Parent, and neither Parent nor any Parent Subsidiary has received any notice or information from any source indicating that the Ruling may be revoked or its application to the spin off or the brands merger described therein challenged or disputed by any Tax authority and (xvii) Parent has complied and is in compliance with Section 4.02 of the Tax Sharing Agreement, dated as of May 31, 2002, between The Procter & Gamble Company and Parent.

      (k) Voting Requirement. Approval by a majority of the votes cast in person or by proxy at the Parent Shareholders Meeting at which at least a majority of the outstanding voting power entitled to vote is present in person or by proxy is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Stock Issuance (the "PARENT SHAREHOLDER APPROVAL").

      (l) State Takeover Statutes. The Board of Directors of Parent has taken all necessary action so that no Takeover statute applicable to Parent or Merger Sub or any anti-takeover provision in Parent's Amended Articles of Incorporation or Code of Regulations is applicable to the Merger and the other transactions contemplated by this Agreement or the execution, delivery and performance of the Parent Shareholders Agreement. The Board of Directors of Parent has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its shareholders, (iii) unanimously resolved to recommend to such shareholders that they vote in favor of the Stock Issuance and (iv) taken all corporate action required to be taken by the Board of Directors of Parent for the consummation of the transactions contemplated by this Agreement.

      (m) Brokers. Except for William Blair & Co. L.L.C. (the "PARENT'S Banker"), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

      (n) Ownership of Company Common Stock. Except for shares of Company Common Stock owned by Parent Benefit Plans or shares held or managed for the account of another person or as to which Parent is required to act as a fiduciary or in a similar capacity that in the aggregate constitute less than 4% of the shares of Company Common Stock, neither Parent nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock.

      (o) Environmental Matters.

            (i) Except as disclosed in the Parent SEC Reports filed since April 30, 1999 (the "RECENT PARENT SEC REPORTS"), or as set forth on Section 3.2(o)(i) of the Parent Disclosure Letter, or where noncompliance, individually or in the aggregate, would not have or result in a material adverse effect on Parent, Parent Entities are and have been for the past five years in compliance with all applicable Environmental Laws and Environmental Permits.

            (ii) Except as disclosed in the Recent Parent SEC Reports, as of the date of this Agreement, there are no Environmental Claims pending or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary, except for Environmental Claims that would not have or result in a material adverse effect on Parent.

            (iii) Except as disclosed in the Recent Parent SEC Reports, there have been no Releases of any Hazardous Substance in, on, under, from or affecting any real property currently or previously owned, leased, operated or otherwise used by Parent or any Parent Entities that, individually or in the aggregate, would have or result in a material adverse effect on Parent.

            (iv) Except as disclosed in the Recent Parent SEC Reports, or as set forth on Section 3.2(o)(iv) of the Parent Disclosure Letter, none of Parent or the Parent Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws that, individually or in the aggregate, would have or result in a material adverse effect on Parent.

            (v) Except as disclosed in the Recent Parent SEC Reports, to the knowledge of Parent, there exist no Environmental Conditions relating to any real property currently or previously owned, leased, operated or otherwise used by Parent or any Parent Subsidiaries for which Parent or any Parent Subsidiary presently has an obligation to remediate or cure under any Environmental Law or Environmental Permit, except for such Environmental Conditions for which the cost to remediate or cure would not, individually or in the aggregate, have or result in a material adverse effect on Parent.

            (vi) The Parent Disclosure Letter lists all material documents prepared or received since January 1, 1999 (other than environmental assessments) concerning environmental matters that would reasonably be expected to result in liability under Environmental Laws that would have or result in a material adverse effect on Parent, which are in Parent's possession as of the date of this Agreement relating to any of its (or any Parent Subsidiaries) currently or previously owned or leased real property. Parent has made available to the Company true and complete copies of all environmental assessments and documents listed in the Parent Disclosure Letter, all of the disclosures and other information made or contained in which are deemed to be incorporated by reference, and thereby included, in the Parent Disclosure Letter.

      (p) Real Property; Assets.

            (i) Each parcel of real property owned by Parent and the Parent Subsidiaries is referred to collectively as the "PARENT OWNED REAL PROPERTY." One or more of Parent and the Parent Subsidiaries has good and valid title to all such real property, free and clear of all Liens, except
      (a) Permitted Liens, (b) Liens evidenced by any lease, contract, or agreement that is described in the Parent Disclosure Letter or in Parent SEC Documents filed before the date of this Agreement, (c) imperfections of title and Liens that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (d) imperfections of title and Liens that (1) are shown on any title commitment or title policy described in the Parent Disclosure Letter or (2) are otherwise of record which do not have or result in a material adverse effect on Parent, and (e) imperfections of title and Liens which do not have or result in a material adverse effect on Parent.

            (ii) All real property leased by Parent and the Parent Subsidiaries is referred to as the "PARENT LEASED REAL PROPERTY." The Parent Owned Real Property and Parent Leased Real Property constitute all of the real property occupied or used by Parent and the Parent Subsidiaries in connection with the operation of their respective businesses as currently conducted (other than real property accessible to the public generally). Parent or a Parent Subsidiary has a valid leasehold interest in or valid rights to all Parent Leased Real Property except (a) Permitted Liens, (b) Liens evidenced by any lease, contract or agreement that is described in the Parent Disclosure Letter or in the Parent SEC Documents filed before the date of this Agreement, (c) imperfections of leasehold title and Liens that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (d) imperfections of leasehold title and Liens that are shown of record which do not have or result in a material adverse effect on Parent, and (e) imperfections of leasehold title and Liens which do not have or result in a material adverse effect on Parent. All leases of the Parent Leased Real Property are referred to collectively herein as the "PARENT LEASES." Each of Parent and the Parent Subsidiaries is in compliance with the terms of all Parent Leases to which it is a party and under which it is in occupancy, and all such Parent Leases are in full force and effect, except for any failure to be in such compliance or to be in full force and effect that does not have or result in a material adverse effect on Parent. To the knowledge of Parent, the lessors under the Parent Leases to which Parent or a Parent Subsidiary is a party are in compliance with the terms of their respective Parent Leases, except for any failure to be in such compliance that does not have or result in a material adverse effect on Parent.

            (iii) Parent and the Parent Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets (other than the Parent Owned Real Property, representations as to which are set forth in Section 3.2(p)(i)) and the Parent Leased Real Property, representations as to which are set forth in Section 3.2(p)(i), necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to have or result in a material adverse effect on Parent.

      (q) Intellectual Property.

            (i) The term "PARENT INTELLECTUAL PROPERTY" means all of the following that is owned by or licensed to Parent or the Parent Subsidiaries which is used in the business of Parent or Parent Subsidiaries as currently conducted: (A) all currently subsisting material patents, patent applications, common law trademarks, trademark applications, trademark registrations, trade names, trade dress, common law service marks, service mark applications, service mark registrations, logos, copyrights registrations and Internet domain names together with all goodwill associated therewith; (B) all material trade secrets and confidential information (including customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans); and (C) information technologies (including software programs, data and related documentation); provided, however, that the term "Parent Intellectual Property" shall not include any (x) information technologies licensed to Parent or the Parent Subsidiaries under non-negotiated, non-exclusive licenses granted to end-user customers by third parties in the ordinary course of such third parties' businesses; and (y) intellectual property which is embedded in equipment or fixtures and which is licensed to Parent or the Parent Subsidiaries under non-negotiated, non-exclusive licenses granted to customers by third parties in the ordinary course of such third parties' businesses. The term "PARENT OWNED INTELLECTUAL PROPERTY" means all Parent Intellectual Property owned by Parent or the Parent Subsidiaries, and the term "PARENT LICENSED INTELLECTUAL PROPERTY" means all Parent Intellectual Property licensed to Parent or the Parent Subsidiaries.

            (ii) (A) Parent or the Parent Subsidiaries own all of the Owned Intellectual Property; (B) Parent or the Parent Subsidiaries have a valid and enforceable license to all of the material Parent Licensed Intellectual Property pursuant to a contract a copy of which has been made available to the Company; (C) from March 1, 2002 to the date of this Agreement, to the knowledge of Parent, no written claim by any third party contesting the validity, enforceability, use by Parent or the Parent Subsidiaries or ownership by (or, if applicable, license to) Parent or the Parent Subsidiaries of any of the Parent Intellectual Property has been made, is currently outstanding or is threatened (other than challenges by governmental intellectual property office examiners as part of the application process); (D) as of the date of this Agreement, to the knowledge of Parent, no third party is infringing or misappropriating any of the Parent Owned Intellectual Property or any of the Licensed Intellectual Property that is licensed to Parent or the Parent Subsidiaries on an exclusive basis; (E) as of the date of this Agreement, to the knowledge of Parent, neither Parent or the Parent Subsidiaries nor the conduct of their respective businesses as currently conducted infringes, misappropriates or otherwise conflicts with any intellectual property rights or other rights of any third parties; and (F) as of the date of this Agreement, to the knowledge of Parent, the continued operation of Parent's and the Parent Subsidiaries' respective businesses as currently conducted will not infringe, misappropriate or otherwise conflict with any intellectual property rights or other rights of any third parties; in each of cases (A) through (F) except to the extent that exceptions to any of the foregoing, individually or in the aggregate, would not have or result in a material adverse effect on Parent.

            (iii) (A) Parent or one of the Parent Subsidiaries, as the case may be, has taken all reasonably prudent actions necessary to maintain and protect the Parent Owned Intellectual Property so as to not materially adversely affect the validity or enforceability of the Parent Owned Intellectual Property; and (B) with respect to the Parent Licensed Intellectual Property licensed from third parties to Parent or the Parent Subsidiaries, Parent or one of the Parent Subsidiaries, as the case may be, has taken all reasonably prudent actions, within the constraints of the applicable license agreement, necessary to maintain and protect such Parent Licensed Intellectual Property so as to not materially adversely affect the validity or enforceability of such Parent Licensed Intellectual Property.

      (r) Opinion of Financial Advisor. Parent has received the opinion of Parent's Banker, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to Parent, a signed copy of which opinion will be made available to the Company promptly after the date of this Agreement.

      (s) Labor Agreements and Employee Issues. Parent and the Parent Subsidiaries are in compliance with each collective bargaining agreements or other similar agreements, except for any failure to be in such compliance that does not have or result in a material adverse effect on Parent. As of the date hereof, to the knowledge of Parent, there is no effort, activity or proceeding of any labor organization (or representative thereof) to organize any of its or its subsidiaries' employees. As of the date hereof, Parent and the Parent Subsidiaries are not, and have not since March 1, 2003 been, subject to any pending, or to the knowledge of Parent, threatened (i) unfair labor practice charges and/or complaints, (ii) arbitration proceeding arising under any collective bargaining agreement or other labor agreement, (iii) claim, suit, action or governmental investigation relating to employees, including any alleging discrimination, wrongful discharge, or violation of any state and/or federal statute relating to employment practices, or (iv) strike, lockout or dispute, slowdown or work stoppage, except for the foregoing which, in the case of Clauses (i), (ii), (iii) and (iv), would not, individually or in the aggregate, have or result in a material adverse effect on Parent. Neither Parent nor any of the Parent Subsidiaries is a party to, or is otherwise specifically identified as subject to, any consent decree with any Governmental Entity relating to employees or employment practices of Parent or the Parent Subsidiaries.

      (t) Parent Rights Agreement. The Parent Rights Agreement has been amended to render the Parent Rights Agreement inapplicable to the execution, delivery and performance of the Parent Shareholders Agreement. None of Company or any Company Subsidiary will become an Acquiring Person (as defined in the Parent Rights Agreement). None of a Distribution Date, a Stock Acquisition Date or a Triggering Event (as such terms are defined in the Parent Rights Agreement) will occur solely by reason of the approval, execution or delivery of this Agreement, the consummation of the Merger or the execution, delivery and performance of the Parent Shareholders Agreement or the consummation of the other transactions contemplated by this Agreement.

      (u) Insurance. All Parent and Parent Subsidiary insurance policies are in full force and effect. As of the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has received written notice of cancellation of any such insurance policies.

      (v) Affiliate Transactions. Other than compensation and benefits received in the ordinary course of business as an employee or director of Parent or the Parent Subsidiaries, no director, officer or other affiliate (as hereinafter defined) of Parent or any "associate" (as hereinafter defined) of any director, officer or other affiliate of Parent (in each case, other than Parent itself and the Parent Subsidiaries), directly or indirectly, has any interest in: (i) any contract or arrangement with, or relating to the business or operations of Parent or any Parent Subsidiary; (ii) any loan, arrangement, agreement or contract for or relating to indebtedness of Parent or any Parent Subsidiary; or
(iii) any property (real, personal or mixed or tangible or intangible), used or currently intended to be used in the business or operations of Parent or any Parent Subsidiary. For purposes of this Section 3.2(v), the terms "affiliate" and "associate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Securities Exchange Act; provided, however, that for purposes of this Section 3.2(v), the term "associate" shall not include any corporation or organization of which any person is a beneficial owner of ten percent or more of any class of securities of such corporation or organization unless such person holds ten percent or more of such securities as of the date hereof.

      (w) Availability of Funds. Parent will have funds available in an amount sufficient to enable it to pay the Cash Consideration and consummate the transactions contemplated by this Agreement and to pay all related fees and expenses.

      (x) Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly through any subsidiary, any obligations or liabilities or entered into any agreement or arrangements with any person.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 4.1 Conduct of Business.

      (a) Conduct of Business by the Company. Except as set forth on Section 4.1(a) of the Company Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any Company Subsidiary to:

            (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock, or (C) except pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one Company Subsidiary to the Company or any Company Subsidiary or the issuance of shares of Company Common Stock (A) upon the exercise of Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans, in each case, outstanding as of the date of this Agreement and in accordance with their present terms, (B) under the Company Stock Purchase Plan, (C) as matching contributions to the Employees' Voluntary Investment and Savings Plan of the Company, and (D) the issuance of Rights under the Company Rights Agreement in connection with the issuance of Company Common Stock permitted pursuant to this Agreement and, if the Company is not otherwise in breach of Section 4.2 of this Agreement, the purchase of stock upon exercise of the Rights pursuant to the Company Rights Agreement;

            (iii) (A) amend its Certificate of Incorporation or Bylaws (or other comparable organizational documents), (B) amend or take any other action with respect to the Company Rights Agreement, (C) merge or consolidate with any person or (D) take or fail to take any actions that would constitute a violation of applicable Law, except for such violations as would not have or result in a material adverse effect on the Company;

            (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than dispositions of tangible properties and assets in the ordinary course of business consistent with past practice or dispositions of such tangible properties and assets that, individually or in the aggregate, are not material to the Company Entities taken as a whole and the granting of Permitted Liens and Liens required under existing bank agreements;

            (v) enter into commitments for capital expenditures involving more than $1,000,000 in the aggregate, except pursuant to the capital plan of the Company previously provided to Parent;

            (vi) incur any indebtedness for money borrowed (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise), other than intercompany indebtedness, indebtedness under the Company's existing credit agreement in a manner consistent with past practices, and other indebtedness of up to $3,500,000 in the aggregate;

            (vii) except as required by Law or as required by contracts or plans entered into or in existence on or prior to the date of this Agreement (and previously disclosed to Parent) and subject to Sections 4.1(a)(i) and
      (ii), (A) except for normal increases in salary and wages in the ordinary course of business consistent with the Company's fiscal year 2005 plan previously provided to Parent, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan or Foreign Plan; (C) enter into or amend any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with the Company's severance policy in effect on the date hereof and previously provided to Parent, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan or Foreign Plan;

            (viii)change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

            (ix) acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

            (x) amend any Tax Returns except as required by Law or, except as would not have a material adverse effect on the Company and consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or by Law;

            (xi) satisfy any claims or liabilities, other than (A) the satisfaction of such claims or liabilities, in the ordinary course of business consistent with past practice, in accordance with their terms, or
      (B) the satisfaction in the ordinary course of business or pursuant to their respective terms of claims or liabilities reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

            (xii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee or director advances for expenses in the ordinary course of business consistent with past practice;

            (xiii) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any material contract in a manner materially adverse to the Company or any Company Subsidiary, (B) waive, release, relinquish or assign any material contract (or any of the Company's or any Company Subsidiary's rights thereunder), right or claim, or (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiary (other than intercompany indebtedness); provided, however, that, subject to Section 4.2(a), the Company may not under any circumstance waive or release any of its rights under any confidentiality and/or standstill agreement to which it is a party;

            (xiv) take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (xv) sell or otherwise dispose of any business, or except as set forth in this Section 4.1(a), any capital stock or other equity interest;

            (xvi) enter into any new line of business; or

            (xvii) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this Section 4.1(a) do not apply to any transaction to which the only parties are the Company and wholly owned subsidiaries of the Company.

      (b) Conduct of Business by Parent. Except as otherwise contemplated by this Agreement or except as consented to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not and shall not permit any of the Parent Subsidiaries to:

            (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to the Parent or another wholly owned Parent Subsidiary, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock other than regular quarterly cash dividends with respect to Parent Common Stock in accordance with Parent's past dividend practice or (B) split, combine or reclassify any of its capital stock or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of the Parent Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one Parent Subsidiary to Parent or any Parent Subsidiary or the issuance of shares of Parent Common Stock (A) upon the exercise of Parent Stock Options under Parents stock plans or in connection with other awards under Parent stock plans, in each case, outstanding as of the date of this Agreement or granted thereafter in a manner consistent with past practices, and in accordance with their present terms or (B) the issuance of Parent Rights under the Parent Rights Agreement in connection with the issuance of Parent Common Stock permitted pursuant to this Agreement;

            (iii) (A) amend its Amended Articles of Incorporation or Code of Regulations (or other comparable organization documents) or (B) subject to the fiduciary duties of Parent's Board of Directors in response to an unsolicited third party proposal relating to any direct or indirect acquisition or purchase of assets or equity securities (including any merger, consolidation, business combination, or similar transaction) of Parent or any Parent Subsidiary, (1) take any other action with respect to the Parent Rights Plan, or (2) merge or consolidate with any person;

            (iv) take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (v) purchase any material business or purchase any stock of or other equity interest in any material corporation or other entity;

            (vi) take or fail to take any actions that would constitute a violation of applicable Law, except for such violations as would not have or result in a material adverse effect on Parent or change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles);

            (vii) enter into any new material line of business; or

            (viii) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this Section 4.1(b) do not apply to any transaction to which the only parties are Parent and wholly owned subsidiaries of the Parent.

      (c) Conduct of Business by Merger Sub. During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as expressly provided in or contemplated by this Agreement.

      (d) Other Actions. Except as required by Law or permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

      (e) Advice of Notices. Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event that would have or result in a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that the breach or failure to comply with this Section 4.1(e) by any of the parties hereto shall not entitle the other party to any remedy other than the remedies, if any, that would be available to such party upon the occurrence or non-occurrence of the change or event that was the subject of the breach or failure even if notice thereof had been given pursuant to this Section 4.1(e).

      Section 4.2 No Solicitation by the Company.

      (a) Company Takeover Proposal. The Company shall, and shall cause the Company Subsidiaries, and its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents retained by the Company or any of the Company Subsidiaries (collectively, "REPRESENTATIVES") to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal (as defined in Section 4.2(b)). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any of its or the Company Subsidiaries' Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or would be reasonably likely to lead to, a Company Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (iii) initiate or participate in any way in any discussions or



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

negotiations regarding, or furnish or disclose to any person (other than a party to this Agreement) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal or (iv) grant any waiver or release under any standstill or any similar agreement with respect to any class of the Company's equity securities (other than the standstill provision contained in the Confidentiality Agreement which shall be deemed waived and released if the Company takes any action pursuant to the proviso contained in this Section 4.2(a)); provided, however, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with its outside counsel and its financial advisor) constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in Section 4.2(b)), and which Company Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Company may, subject to compliance with Section 4.2(c), (i) furnish information with respect to, and access to the properties, books, records, and personnel of, the Company and the Company Subsidiaries to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement (excluding the standstill provision contained therein), and (ii) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal.

      (b) Definitions. As used herein, (i) "SUPERIOR PROPOSAL" means a bona fide written Company Takeover Proposal (provided that for purposes of this definition references to "10% or more" or "25% or more" in the definition of "Company Takeover Proposal" shall be deemed references to "50% or more") that the Board of Directors of the Company determines in its good faith judgment consistent with its fiduciary duties to the stockholders of the Company under the DGCL after consulting with the Company's Banker (or any other nationally recognized investment banking firm and outside legal counsel), taking into account all legal, financial and regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions, the absence, if such is the case, of committed financing to the extent financing is a condition to consummation of the Company Takeover Proposal, and other conditions to consummation), would be more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal pursuant to Section 7.1(d)(ii)) and is reasonably capable of being consummated on the terms proposed and (ii) "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person other than Parent or its affiliates or Representatives relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, or (B) direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or any of the Company Subsidiaries, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company or any of the Company Subsidiaries, or
(D) any merger, consolidation, business combination, purchase of consolidated assets of the Company and the Company's Subsidiaries (other than the purchase of inventory or obsolete equipment in the ordinary course of business), recapitalization, liquidation, dissolution or similar transaction


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

involving, in each case, 25% or more of the consolidated assets of the Company and Company Subsidiaries, taken as a whole, other than, in each case, the transactions contemplated by this Agreement.

      (c) Actions by the Company. Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.2(a)) (an "ACQUISITION AGREEMENT"). Notwithstanding the foregoing, the Board of Directors of the Company may make a Company Adverse Recommendation Change if the Board of Directors of the Company determines in its good faith judgment consistent with its fiduciary duties to the stockholders of the Company under the DGCL after consulting with outside legal counsel that it is required to do so in order to comply with its fiduciary duties. Any Company Adverse Recommendation Change shall not change the approval of the Board of Directors of the Company for purposes of causing any antitakeover provision in the Company's Certificate of Incorporation or Bylaws or any Takeover Statute or other state Law to be inapplicable to the transactions contemplated hereby, including the Merger or otherwise affect any other obligation of the Company under this Agreement. The Company shall not submit to the vote of its shareholders any Company Takeover Proposal other than the Merger prior to the termination of this Agreement.

      (d) Notice of Company Takeover Proposal. From and after the date of this Agreement, the Company shall promptly (but in any event within one calendar day) advise Parent and Merger Sub in writing of the receipt, directly or indirectly, of any Company Takeover Proposal, or any request for nonpublic information relating to any of the Company Entities by any person that informs the Company or its Representatives that such person is considering making, or has made, a Company Takeover Proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible Company Takeover Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the specific terms and conditions thereof (but need not identify the other party or parties involved) and promptly inform Parent and Merger Sub of any information provided to such third party thereto. The Company agrees that it shall keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request, Company Takeover Proposal or inquiry and keep Parent reasonably informed as to discussions or negotiations with respect to any such request, Company Takeover Proposal or inquiry.

      (e) Rule 14e-2(a) and Rule 14d-9. Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by

Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Company Takeover Proposal; provided, however, that compliance with such rules and Laws shall not in any way limit or modify the effect that any action taken pursuant to such rules and Laws has under Section 7.1(c).

      (f) Return or Destruction of Confidential Information. The Company agrees that promptly following the execution of this Agreement, it shall request each person that has heretofore executed a confidentiality agreement since January 1, 2002 in connection with such person's consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on the Company's behalf.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1 Preparation of the Form S-4 Proxy Statement;
                  Shareholders Meetings.

      (a) Form S-4; Proxy Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use all reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders and Parent shall use all reasonable best efforts to cause the Proxy Statement to be mailed to Parent's shareholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable foreign and state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company or Parent, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such



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

information must be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

      (b) Company Obligations. The Company shall take such action as may be necessary to ensure that (i) the information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4 shall not at the time the Form S-4 becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Form S-4 or necessary in order to make the statements in the Form S-4, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of Parent or the Company, at the time of the Company Shareholders Meeting and the Parent Shareholders Meeting, or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Shareholders Meeting that has become false or misleading.

      (c) Parent Obligations. Parent shall take such action as may be necessary to ensure that (i) the information supplied by or on behalf of Parent specifically for inclusion or incorporation by reference in the Form S-4 shall not at the time the Form S-4 becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Form S-4 or necessary in order to make the statements in the Form S-4, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of Parent or the Company, at the time of the Parent Shareholders Meeting and the Company Shareholders Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Shareholders Meeting that has become false or misleading.

      (d) Company Shareholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") in accordance with Law, the Company's Certificate of Incorporation and the Company's By-laws for the purpose of obtaining the Company Shareholder Approval and shall, (i) through the Board of Directors of the Company, subject to Section 4.2, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and (ii) use its reasonable best efforts to solicit and obtain such adoption. Notwithstanding the foregoing, if there has been a Company Adverse Recommendation Change and this Agreement has not been terminated, the Company shall not be obligated to solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement, but instead shall be obligated to solicit proxies to be voted at the Company Shareholders Meeting and to take all action necessary or advisable to maximize, at the Company Shareholders Meeting, the number of proxies submitted by the holders of Company Common Stock and otherwise facilitate the holding of the Company Shareholders meeting in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, subject to its rights under Section 4.2 and Section 7.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by any Company Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company or its shareholders of any Company Takeover Proposal.

      (e) Parent Shareholders Meeting. Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "PARENT SHAREHOLDERS MEETING") in accordance with Law, the Parent's Amended Articles of Incorporation and the Parent's Code of Regulations for the purpose of obtaining the Parent Shareholder Approval and shall through the Board of Directors of Parent, recommend to its shareholders the approval of the Stock Issuance. Parent will coordinate and cooperate with respect to the timing of the Parent Shareholders Meeting in an effort to hold the meeting on the same day as the Company Shareholders Meeting.

      Section 5.2 Letters of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      Section 5.3 Letters of Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      Section 5.4 Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Agreement, dated February 13, 2004, between the Company and Parent (the "CONFIDENTIALITY AGREEMENt"), each of Parent and the Company shall, and shall cause its subsidiaries to, upon reasonable notice and to the extent permitted under applicable Law and the provisions of agreements to which Parent or the Company, as the case may be, is a party, afford to the other parties and their Representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to each other's and each other's subsidiaries' properties, books, contracts, commitments, personnel and records and other information concerning their business, properties and personnel as the party desiring access may reasonably request. Each party shall hold, and shall cause its respective Representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Section shall be conducted in such a manner as not to interfere unreasonably with the conduct of the parties' respective businesses.

      Section 5.5 Reasonable Best Efforts; Cooperation.

      (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 5.5(a) will limit or affect actions permitted to be taken pursuant to
Section 4.2.

      (b) No Takeover Statutes Apply. In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

      (c) Opinions Regarding Tax Treatment. Parent and the Company shall cooperate with each other in obtaining the opinions of Jones Day, counsel to Parent, for the benefit of Parent, and Faegre & Benson LLP, counsel to the Company, for the benefit of the Company's shareholders, respectively, dated on or about the date the Proxy Statement is first mailed to shareholders of the Company and Parent and updated as of the Closing Date, constituting conditions precedent to the Merger pursuant to Article VI, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and each of Parent, Merger Sub and Company will be a party to such reorganization within the meaning of Section 368(b) of the Code. In connection therewith, each of Parent and the Company shall deliver to Jones Day and Faegre & Benson LLP customary representation letters in form and substance reasonably satisfactory to such counsel, and at such time or times that may be reasonably requested by such law firms (the representation letters referred to in this sentence are collectively referred to as the "TAX CERTIFICATES").

      (d) Significant Developments. The Company shall consult and cooperate with Parent with respect to significant developments in its business and shall give reasonable consideration to the Parent's views with respect thereto to the extent permitted by Law.

      (e) Compliance with HSR Act. Parent and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company will, and will cause each of their subsidiaries to, use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) the termination of all waiting periods under the HSR Act and not to extend any waiting period under the HSR Act. Prior to the termination of this Agreement, each party shall be required to prosecute, cooperate in, and defend against any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Parent, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Parent, Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business after the Closing Date.

      (f) Compliance with the Canadian Act. Parent and the Company shall, and shall cause their subsidiaries to, (i) jointly make all filings, notifications, applications and submissions (the "CANADIAN FILING") required of such party under the Canadian Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement,
(ii) comply at the earliest practicable date with any request under the Canadian Act for additional information, documents or other materials received by such party from the Commissioner of Competition or the Competition Bureau in respect of the Merger and the other transactions contemplated by this Agreement, and
(iii) cooperate with the other party in connection with making the Canadian Filing and in connection with any other filings, conferences, meetings or other submissions related to resolving any investigation, review or other inquiry by the Commissioner of Competition or the Competition Bureau under the Canadian Act with respect to the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall, and shall cause each of their subsidiaries to, use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) the Canadian Clearance described in Section 6.1(f) of this Agreement. Prior to the termination of this Agreement, each party shall be required to prosecute, cooperate in, and defend against any litigation or proceeding instituted by the Commissioner of Competition or the Competition Tribunal or any other Governmental Entity, which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Parent, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Parent, the Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business after the Closing Date.

      Section 5.6 Stock Plans and Company Stock Options.

      (a) Assumption of Company Stock Options. At the Effective Time, (i) each outstanding Company Stock Option, whether vested or unvested immediately prior to the Effective Time, to purchase shares of Company Common Stock, and (ii) each of the Company Stock Plans and all agreements thereunder, shall be assumed by Parent. To the extent provided under the terms of the Company Stock Plans all such outstanding options shall accelerate and become immediately exercisable in connection with the Merger in accordance with their existing terms. Except for the acceleration of the Company Stock Options in accordance with the terms of the Company Stock Plans and any agreements thereunder, prior to or at the Effective Time, each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Company Stock Plans and the documents governing the Company Stock Options immediately before the Effective Time, except that (i) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the sum of the number of shares of Parent Common Stock constituting the Stock Consideration plus the Option Calculation Shares (as defined below) and rounded to the next highest whole number of shares of Parent Common Stock, (ii) the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the sum of the number of shares of Parent Common Stock constituting the Stock Consideration plus the Option Calculation Shares, rounded to the next highest whole cent, and (iii) Parent shall use its reasonable best efforts to amend the 1986 Stock Option Incentive Plan and the Amended and Restated 1989 Stock-Based Incentive Plan to provide, or otherwise cause to be provided, that vested options of employees will be exercisable for a period of 90 days following termination of employment other than for cause (except to the extent such stock option plan contains terms relating to exercise following termination that are more favorable to the employee than such 90 day exercise period but no later than the expiration of the stock option if employment had not been terminated). "OPTION CALCULATION SHARES" means the number equal to the quotient determined by dividing the Cash Consideration by the Average Closing Price. Notwithstanding anything to the contrary contained herein, in the case of any incentive stock option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the formulas and other provisions set forth herein shall be adjusted to the extent necessary to comply with Section 424(a) of the Code.

      (b) Reservation of Option Shares. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of all Company Stock Options assumed in accordance with this Section 5.6. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Form S-4 for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of those options and shall use its reasonable best efforts to maintain the effectiveness of the registration statement for so long as those options remain outstanding.

      (c) Restricted Stock. To the extent provided under the terms of the Company Stock Plans or any agreements thereunder, all restricted common stock of the Company shall vest, and all restrictions thereon shall lapse at or prior to the Effective Time in accordance with the terms thereof and such restricted common stock shall constitute Company Common Stock subject to Article II.

      (d) Restricted Stock Units. To the extent provided under the terms of the Company Stock Plans or any agreements thereunder, all restricted stock units of the Company shall be deemed to vest and to constitute issued and outstanding Company Common Stock subject to Article II immediately prior to the Effective Time.

      Section 5.7 Indemnification, Assumption.

      (a) Rights Assumed by Surviving Corporation. Parent agrees that all rights to indemnification, indemnification expense advancement, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) or in indemnification agreements will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended, or otherwise modified for a period of six years after the Effective Time (and no such amendment or modification shall affect a claim asserted prior to the amendment or modification) in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or any Company Subsidiary, unless such modification is required by Law. Parent hereby guarantees, effective at the Effective Time, all obligations of the Surviving Corporation in respect of such indemnification, exculpation and expense advancement.

      (b) Successors and Assigns of Surviving Corporation. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7.

      (c) Continuing Coverage. For at least six years after the Effective Time, Parent shall maintain (or cause to be maintained) in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Indemnified Parties who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; provided, however, that in no event will Parent be required to expend in any one year an amount in excess of 250% of the annual premium currently paid by the Company for such insurance; and provided, further, that, if the annual premium of such insurance coverage exceeds such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.





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

      (d) Intended Beneficiaries. The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      (e) Key Employee Arrangements. Parent and the Surviving Corporation acknowledge that, by operation of Law, the Surviving Corporation will be obligated, from and after the Effective Time, to perform, in the same manner and to the same extent that the Company would be required to perform if the Merger had not taken place, the Company's obligations under each of the employment, severance, retention bonus, change in control, and similar arrangements listed in Section 5.7(e) of the Company Disclosure Letter. Parent shall guarantee the performance of the Surviving Corporation's obligations with respect to the arrangements listed on Section 5.7(e) of the Company Disclosure Letter.

      Section 5.8 Fees and Expenses.

      (a) Division of Fees and Expenses. Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby must be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees).

      (b) Event of Termination. In the event that this Agreement is terminated pursuant to (i) Section 7.1(b)(i), Section 7.1(b)(ii), or Section 7.1(c)(i) (but only with respect to the conditions set forth in Section 6.2(a) and Section 6.2(b)) and (A) prior to the Company Shareholders Meeting, a Company Takeover Proposal shall have been made to the Company and shall have become known publicly or been made directly to the Company's shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal and (B) within 12 months after such termination the Company or any of the Company Subsidiaries (1) enters into a definitive agreement with respect to any Company Takeover Proposal within such twelve-month period which Company Takeover Proposal is subsequently consummated within or after such twelve-month period, or (2) consummates any Company Takeover Proposal or (ii) Section 7.1(c)(ii) or (iii) Section 7.1(d)(ii) then, the Company shall (1) in the case of termination pursuant to clause (i) of this
Section 5.8(b), upon such consummation or (2) in the case of termination pursuant to clause (ii) of this Section 5.8(b), promptly, but in no event later than two Business Days after the date of such termination, or (3) in the case of termination pursuant to clause (iii) of this Section 5.8(b) immediately prior to such termination, pay Parent a non-refundable fee equal to $17,000,000 (the "TERMINATION FEE"), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent. For purposes of determining whether a Company Takeover Proposal has occurred that may entitle Parent to a Termination Fee, references to "10% or more" or "25% or more" in the definition of "Company Takeover Proposal" shall be deemed to be "50% or more." The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company



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for the Termination Fee, the Company shall pay to Parent its costs and expenses
(including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee. In no event shall more than one Termination Fee be payable under this Section 5.8(b). Parent (for itself and its affiliates) hereby agrees that, upon any termination of this Agreement under circumstances where Parent is entitled to a Termination Fee under this Section 5.8(b) and such Termination Fee is paid in full to Parent, Parent and its affiliates shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor any of its affiliates shall seek (and Parent shall cause its affiliates not to seek) to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any Company Subsidiary or any of their respective directors, officers, employees, partners, managers, members, or shareholders in connection with this Agreement or the transactions contemplated hereby.

      Section 5.9 Public Announcements. So long as this Agreement is in effect, Parent and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof, which agreement shall not be unreasonably withheld or delayed.

      Section 5.10 Affiliates. The Company shall deliver to Parent at least 45 days prior to the Closing Date a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

      Section 5.11 NYSE Listing. Parent shall use its reasonable best efforts to cause (i) the Parent Common Stock issuable to the Company's shareholders as contemplated by this Agreement (including pursuant to Parent's assumption of the Company Stock Options) to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date and (ii) the Company Common Stock to be delisted from the NYSE.

      Section 5.12 Shareholder Litigation. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by




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this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that prior to the termination of this Agreement, it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld or delayed.

      Section 5.13 Tax Treatment. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

      Section 5.14 Transition. In order to facilitate an orderly transition of the management of the business of the Company and the Company Subsidiaries to Parent and in order to facilitate the integration of the operations of the Company and Parent and its subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to the realized by Parent and the Company as a result of the Merger, the Company shall and shall cause the Company Subsidiaries to consult with Parent on all material strategic and operational matters to the extent such consultation is not in violation of applicable Law, including Laws regarding the exchange of information and other Laws regarding competition. The Company shall and shall cause the Company Subsidiaries to make available to Parent at the facilities of the Company and the Company Subsidiaries, where reasonably determined by Parent to be appropriate and necessary, office space in order to assist it in observing operations and reviewing matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.4, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Company Subsidiaries at all reasonable times in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations.

      Section 5.15 Section 16(b).

      (a) Approval of Acquisitions by Parent's Board. Prior to the Effective Time, Parent shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be approved by Parent's Board of Directors or a committee of two or more Non-Employee Directors of Parent (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

      (b) Approval of Dispositions by Company's Board. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including




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derivative securities), in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by Company's Board of Directors or a committee of two or more Non-Employee Directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

      (c) Content of Approval. Such approval shall specify: (i) the name of each officer or director, (ii) the number of securities to be acquired or disposed of for each named person, (iii) in the case of the derivative securities acquired, the material terms of the derivative securities, and (iv) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 of the Exchange Act.

      Section 5.16 Employee Benefit Matters. The Company shall (to the extent permitted by Law and by the terms of such plans and any agreements relating thereto) adopt such amendments to the Company Benefit Plans or the Company Foreign Plans as reasonably requested by Parent and as otherwise may be necessary to ensure that Company Benefit Plans and Company Foreign Plans cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement. With respect to any Company Common Stock held by any Company Benefit Plan and Company Foreign Plans as of the date of this Agreement or thereafter, the Company or a Company Subsidiary, as appropriate, shall take all actions necessary or appropriate (including such actions as are reasonably requested by Parent) to ensure that all participant voting procedures contained in the Company Benefit Plans and Company Foreign Plans relating to such shares, and all applicable provisions of ERISA and applicable Laws, are complied with in full.

      Section 5.17 Reports. From and after the Effective Time and so long as necessary in order to permit Rule 145 Affiliates to sell the shares of Parent Common Stock received by them as a result of the Merger pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Parent will use its reasonable best efforts to make publicly available the information regarding itself referred to in paragraph (c)(3) of Rule 144).

      Section 5.18 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Parent shall comply with the terms of the Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect in accordance with its terms in the event this Agreement is terminated pursuant to Article VII.

      Section 5.19 No Acquisition of Company Capital Stock. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement, Parent shall not (and shall cause its subsidiaries not to) acquire, directly or indirectly, any beneficial interest in shares of Company Common Stock.

      Section 5.20 Maintenance of Insurance Coverage. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement, the Company shall use its reasonable best efforts to maintain in full force and effect all insurance



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policies that are maintained by the Company or any of the Company Subsidiaries as of the date hereof.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Shareholder Approvals. The Company Shareholder Approval and the Parent Shareholder Approval must have been obtained.

      (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger, the failure of which to be obtained or taken is reasonably expected to materially impair the ability of the parties to consummate the Merger, must have been obtained.

      (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

      (d) Form S-4; Proxy Statement. The Form S-4 must have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order. The Proxy Statement shall have been delivered to the shareholders of the Company and Parent in accordance with the requirements of the Securities Act and the Exchange Act.

      (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's shareholders as contemplated by this Agreement must have been approved for listing on the NYSE, subject to official notice of issuance.

      (f) HSR Act and Foreign Antitrust Laws. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act must have expired or been terminated and (i) the Commissioner of Competition shall have issued an advance ruling certificate under Section 102 of the Canadian Act to the effect that she is satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under Section 92 of the Canadian Act in respect of the Merger and the other transactions contemplated by this Agreement; (ii) the Commissioner of Competition shall have issued a no-action letter under section 123(1) of the Canadian Act to the effect that she does not, at that time, intend to make an application to the Competition Tribunal under Section 92 of the Canadian Act in respect of the Merger and the other transactions contemplated by this Agreement; or (iii) the appropriate time period specified in Section 123 of the Canadian Act shall have expired; and neither the



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Commissioner of Competition nor the Competition Tribunal as authorized under the
Canadian Act shall have taken, or have indicated their intention to take, any action under the Canadian Act, whether before or after the Closing Date, which could materially interfere with or detrimentally affect the Merger and the other transactions contemplated by this Agreement (individually, any one of the foregoing paragraphs (i), (ii) or (iii), the "CANADIAN CLEARANCE").

      Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1(c) must be true and correct in all material respects (except for the representations and warranties contained in the first two sentences of Section 3.1(c) which must be true and correct in all respects unless the failure to be so true and correct is insignificant) both when made and on and as of the Closing Date as though made on and as of the Closing Date (except representations or warranties expressly made as of an earlier date, in which case as of such date), and all other representations and warranties of the Company set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not have or result in, individually or in the aggregate, a material adverse effect on the Company.

      (b) Performance of Obligations of the Company. The Company must have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Tax Opinion. Parent must have received from Jones Day, counsel to Parent, an opinion dated on or about the date the Proxy Statement is first mailed to shareholders of the Company and Parent and updated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of, and rely upon, the Tax Certificates.

      (d) No Material Adverse Change. At any time after the date of this Agreement, there must not have occurred any material adverse change relating to the Company.

      (e) Officer's Certificate. The Company must have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.




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

      Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have or result in, individually or in the aggregate, a material adverse effect on Parent or Merger Sub.

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub must have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Tax Opinion. The Company must have received from Faegre & Benson LLP, counsel to the Company, an opinion dated on or about the date the Proxy Statement is first mailed to shareholders of the Company and Parent and updated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of, and rely upon, the Tax Certificates.

      (d) No Material Adverse Change. At any time after the date of this Agreement, there must not have occurred any material adverse change relating to Parent.

      (e) Officer's Certificate. Each of Parent and Merger Sub must have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination.

      (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Parent Shareholder Approval, by mutual written consent of Parent and the Company.

      (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or Parent Shareholder Approval, by either Parent or the
Company:

            (i) if the Merger has not been consummated by December 31, 2004 or such later date, if any, as Parent and the Company agree upon (the "TERMINATION DATE");



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      provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose material breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time;

            (ii) if the Company Shareholders Meeting (including any adjournment or postponement thereof) has concluded and the Company Shareholder Approval was not obtained;

            (iii) if the Parent Shareholder Meeting (including any adjournment or postponement thereof) has concluded and the Parent Shareholder Approval is not obtained; or

            (iv) if any Restraint having the effect set forth in Section 6.1(c) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) is not available to any party whose material breach of any provision of this Agreement results in or causes such Restraint or the failure of such Restraint to be removed.

      (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Parent Shareholder Approval, by Parent:

            (i) if any of the conditions set forth in Section 6.1 or 6.2 shall become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by Parent and Parent shall have provided the Company with written notice of its intent to terminate this Agreement pursuant to this clause (i) at least 5 Business Days prior to the effective date of such termination; provided, however, that the inability to fulfill the condition is not due to the failure of Parent or Merger Sub to comply in all material respects with its obligations under this Agreement; or

            (ii) if the Board of Directors of the Company or any committee thereof has (1) made a Company Adverse Recommendation Change, (2) approved or recommended, or proposed to or announced any intention to approve or recommend, any Company Takeover Proposal, (3) proposed or announced any intention to enter into or entered into any Acquisition Agreement (other than a customary confidentiality agreement in compliance with Section 4.2), with respect to any Company Takeover Proposal except to the extent required in Section 7.1(d)(ii) prior to the termination of this Agreement pursuant thereto; or (4) materially breached the provisions of Section 4.2 or Section 5.1(d).

      (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Parent Shareholder Approval, by the Company,

            (i) if any of the conditions set forth in Section 6.1 or 6.3 shall become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by the Company and the Company shall have provided the Parent with



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      written notice of its intent to terminate this Agreement pursuant to this clause (i) at least 5 Business Days prior to the effective date of such termination; provided, however, that the inability to fulfill the condition is not due to the failure of the Company to comply in all material respects with its obligations under this Agreement; or

            (ii) if, at any time prior to obtaining the Company Shareholder Approval, (i) the Board of Directors of the Company receives a Superior Proposal, (ii) three Business Days have elapsed following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") from the Company advising Parent that the Board of Directors of the Company intends to terminate this Agreement and concurrently enter into an Acquisition Agreement with respect to such Superior Proposal and specifying the terms and conditions of such Superior Proposal and the identity of the party making such Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal and a new three Business Day period); (iii) during such three Business Day period the Company shall afford Parent a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated by this Agreement (as modified for such adjustments) and not terminate this Agreement because the Company Takeover Proposal is no longer a Superior Proposal as compared to the Merger on such adjusted terms, (iv) at the end of such three Business Day period (or periods, as applicable), the Company's Board of Directors continues reasonably to believe that the Company Takeover Proposal (as adjusted through any subsequent negotiations) that triggered the Notice of Superior Proposal constitutes a Superior Proposal as compared to the Merger (including any adjustments made pursuant to clause (iii)), (v) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to such Superior Proposal, and (vi) at or prior to any termination pursuant to this Section 7.1(d)(ii), the Company pays the Parent the Termination Fee as provided in Section 5.8.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.8, Section 5.18, this Section 7.2, Section 7.3, Section
7.4 and Article IX, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval or Parent Shareholder Approval; provided, however, that, after the Company Shareholder Approval or Parent Shareholder Approval, there is not to be made any amendment that by law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.





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      Section 7.4 Extension; Waiver. At any time prior to the Effective Time,
Parent and Merger Sub, on the one hand, and the Company, on the other hand, may
(a) extend the time for the performance of any of the obligations or other acts of the other party or parties (as the case may be), (b) waive any inaccuracies in the representations and warranties of the other party or parties (as the case may be) contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party or parties (as the case may be) with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                                  ARTICLE VIII

                EMPLOYEE BENEFIT MATTERS AFTER THE EFFECTIVE TIME

      Section 8.1 Benefits for Full-Time Employees. From and after the Effective Time and until December 31, 2005, Parent shall, or shall cause the Surviving Corporation or one of its other subsidiaries to, provide welfare and pension benefits that are substantially comparable in the aggregate for Full-Time Employees (as herein defined) to the benefits that are (i) currently provided by the Company to Full-Time Employees or (ii) from time to time provided by Parent and its subsidiaries to their similarly situated full-time employees. For purposes of this Article VIII, "FULL-TIME EMPLOYEES" means the employees who were active full-time employees of the Company or any of its subsidiaries immediately before the Effective Time and continue to be active full-time employees of Parent, the Surviving Corporation or any of Parent's other subsidiaries after the Effective Time.

      Section 8.2 Eligibility on or after Effective Time. With respect to any Parent Benefit Plan or Parent Foreign Plan in which any Full-Time Employee first becomes eligible to participate on or after the Effective Time (by reason of the extension of such plan to employees of the Surviving Corporation and its subsidiaries, by reason of a merger of the analogous Company Benefit Plan or Company Foreign Plan with the Parent Benefit Plan or Parent Foreign Plan, or other reason), the Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such Full-Time Employee and his or her eligible dependents under such Parent Benefit Plan or Parent Foreign Plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior thereto under the analogous Company Benefit Plan or Company Foreign Plan; (ii) provide such Full-Time Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Benefit Plan or Parent Foreign Plan under the analogous Company Benefit Plan or Company Foreign Plan (to the same extent that such credit was given under such Company Benefit Plan or Company Foreign Plan) in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent Benefit Plan or Parent Foreign Plan; and (iii) recognize all service of such Full-Time Employee with the Company and its subsidiaries, and predecessors (including recognition of all prior service with any entity, including any subsidiary of the Company prior to its becoming a subsidiary of the Company, that was recognized by the Company (or one of its subsidiaries) prior to the date hereof in the



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ordinary course of administering its (or such subsidiary's) employee benefits), for purposes of eligibility to participate in and vesting in benefits under such Parent Benefit Plan or Parent Foreign Plan, to the extent that such service was recognized for such purpose under the analogous Company Benefit Plan or Company Foreign Plan.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in Articles II, VIII and IX and in Sections 5.6, 5.7, and 5.17, each of which will survive in accordance with its terms.

      Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

            if to the Company, to:

                  International Multifoods Corporation
                  110 Cheshire Lane, Suite 300
                  Minnetonka, Minnesota 55305-1060
                  Telecopy No.: (952) 594-3367
                  Attention: General Counsel

                  with a copy to:

                  Faegre & Benson LLP
                  2200 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  Telecopy No.: (612) 766-1600
                  Attention: Philip S. Garon

            if to Parent, to:

                  The J. M. Smucker Company
                  One Strawberry Lane
                  Orrville, Ohio 44667-0280
                  Telecopy No.: (330) 684-3026
                  Attention:  General Counsel




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                  with a copy to:

                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Telecopy No.: (216) 579-0212
                  Attention: Patrick J. Leddy, Esq.

            if to Merger Sub, to:

                  MIX Acquisition Corporation
                  c/o The J. M. Smucker Company
                  One Strawberry Lane
                  Orrville, Ohio 44667-0280
                  Telecopy No.: (330) 684-3026
                  Attention: General Counsel

                  with a copy to:

                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Telecopy No.: (216) 579-0212
                  Attention: Patrick J. Leddy, Esq.

      Section 9.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns),
(b) "KNOWLEDGE" of any person that is not an individual means the actual knowledge of such



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person's executive officers, (c) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, (d) "LIENS" means all pledges, claims, liens, options, charges, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever, (e) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence (i) relating to the economy or securities markets of the United States, (ii) generally affecting the industry in which such party and its respective subsidiaries operate, (iii) resulting from acts of terrorism or war (whether or not declared), or (iv) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, and the terms "material" and "materially" have correlative meanings,
(f) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person,
(g) all dollar amounts are expressed in United States funds, and (h) "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments or similar obligations the payment of which is not yet due and payable or delinquent, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, and
(iv) Liens securing executory obligations under any lease, regardless of whether it constitutes an "operating lease" or a "capitalized lease" under GAAP.

      Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

      Section 9.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation



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

of law or otherwise by any of the parties hereto without the prior written consent of each other party. Any assignment in violation of this Section 9.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

      Section 9.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery.

      Section 9.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 9.11 Disclosure Letters. Matters reflected in the Company Disclosure Letter and the Parent Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in such Disclosure Letters. Such additional matters may be set forth for informational purposes, do not necessarily include other matters of a similar nature that are not required to be reflected in such Disclosure Letters, and do not establish any standard or definition of materiality. The Company Disclosure Letter and the Parent Disclosure Letter have been arranged in a manner that corresponds to the Sections of this Agreement; provided, that a disclosure made in any section of the Company Disclosure Letter or the Parent Disclosure Letter that is sufficient to reasonably inform the recipient of information required to be disclosed in another section of such Disclosure Letter to avoid a misrepresentation under a Section of this Agreement shall be deemed, for all purposes of this Agreement, to have been made under the other section of such Disclosure Letter. The mere listing in the Company Disclosure Letter or the Parent Disclosure Letter, however, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself or the mere listing of the document or item in such Disclosure Letter otherwise reasonably informs the recipient of an exception to the representation or warranty).




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                   (SIGNATURES ARE ON THE FOLLOWING PAGE.)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    INTERNATIONAL MULTIFOODS CORPORATION


                                    By: /s/ Gary E. Costley
                                       ---------------------------------
                                       Name: Gary E. Costley
                                       Title: Chairman of The Board,
                                              President and Chief
                                              Executive Officer


                                    THE J. M. SMUCKER COMPANY


                                    By: /s/ Timothy P. Smucker
                                       ---------------------------------
                                       Name:  Timothy P. Smucker
                                       Title: Chairman


                                    MIX ACQUISITION CORPORATION


                                    By: /s/ Richard K. Smucker
                                       ---------------------------------
                                       Name:  Richard K. Smucker
                                       Title: President

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio  44667-0280

International Multifoods Corporation
110 Cheshire Lane, Suite 300
Minnetonka, Minnesota  55305-1060

MIX Acquisition Corporation
c/o The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio  44667-0280


Ladies and Gentlemen:

      Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 7, 2004 (the "MERGER AGREEMENT"), between International Multifoods Corporation, a Delaware corporation (the "COMPANY"), MIX Acquisition Corporation, a Delaware corporation ("MERGER SUB"), and The J. M. Smucker Company, an Ohio Corporation ("PARENT"), the Company will merge with and into the Merger Sub (the "MERGER"), with the Merger Sub as the surviving corporation. As a result of the Merger, the undersigned may receive shares of common stock, no par value per share, of Parent ("PARENT COMMON STOCK") in exchange for shares owned by the undersigned of common stock, par value $0.10 per share, of the Company (the "COMPANY COMMON STOCK").

      The undersigned acknowledges that the undersigned may be deemed an "AFFILIATE" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933 (the "SECURITIES ACT") by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. If in fact the undersigned is an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel (which may be counsel to Parent or the Company) as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of Parent Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

      The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

      In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock received by the undersigned in the Merger pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock received by the undersigned in the Merger disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

      The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates if: (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act, (ii) Parent has received an opinion of counsel reasonably satisfactory to Parent to the effect that the restrictions imposed by Rule 145 no longer apply to the undersigned, (iii) the undersigned is not an affiliate of Parent and one year shall have elapsed from the date the undersigned acquired the securities in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or (iv) the undersigned is not, and has not then been for at least three months, an affiliate of Parent and two years shall have elapsed from the date the undersigned acquired the securities in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned.

      There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate are issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may be sold, assigned, transferred or otherwise disposed of only in accordance with the terms of a letter dated ______________, 2004 between the registered holder hereof to The J. M. Smucker Company, a copy of which is on file at the principal offices of The J. M. Smucker Company."

      The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of Parent Common Stock received by the undersigned in the Merger and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                       Very truly yours,

                                       ________________________________________
                                       Name:

Dated:  _____________, 2004